Filed pursuant to Rule 424(b)(5)
Registration No. 333- 210394

PROSPECTUS SUPPLEMENT, DATED SEPTEMBER 12, 2016

(to Prospectus dated April 26, 2016)

Common Units

Representing Limited Partner Interests

Having an Aggregate Offering Amount of Up to

$50,000,000

Capital Product Partners L.P.

This prospectus supplement and the accompanying base prospectus relate to the issuance and sale from time to time of common units representing limited partner interests in Capital Product Partners L.P. having an aggregate offering amount of up to $50,000,000 through our sales agent. These sales, if any, will be made pursuant to the terms of an equity distribution agreement between us and the sales agent, which we previously filed as an exhibit to a Report on Form 6-K with the Securities and Exchange Commission (the “SEC”), which is incorporated herein by reference, and will be made by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Select Market (“NASDAQ”), any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed between us and the sales agent.

Under the terms of the equity distribution agreement, we may also sell common units to the sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell common units to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe that agreement in a separate prospectus supplement or pricing supplement.

The compensation for the sales agent for sales of our common units shall be at a commission rate of up to 2.0% of the gross sales price per common unit. We will use the net proceeds from any sales under this prospectus supplement as described herein under “Use of Proceeds”.

For a description of the distributions we make from time to time on our common units, see “Description of the Common Units” beginning on p. S-25 of this prospectus supplement.

Our common units trade on the NASDAQ under the symbol “CPLP”.

This prospectus supplement provides you with a general description of our common units. You should read this prospectus supplement and the accompanying base prospectus carefully before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section, beginning on page S-1 of this prospectus supplement and page 3 of the accompanying base prospectus, for information about us and our financial statements.

Limited partnerships are inherently different from corporations and investing in our common units involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 9 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UBS Investment Bank

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus”, we refer to both parts combined. If information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed or furnished document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or information we previously filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are offering to sell the common units offered hereby, and are seeking offers to buy the common units offered hereby, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the common units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. In addition, we file annual reports with and furnish other information to the SEC. You may inspect and copy any document we file with or furnish to the SEC at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates or from the SEC’s website at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of NASDAQ, One Liberty Plaza, New York, New York 10006.

As a foreign private issuer, we are exempt under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to continue to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with or furnish to the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus until the offering contemplated in this prospectus supplement is completed.

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document that is incorporated by reference into this prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below, which we have previously filed with or furnished to the SEC. These documents contain important information about us and our financial condition, business and results.

Capital Product Partners L.P. (“CPLP”) Filings (File No. 001-33373):

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (our “Annual Report”); and

•	Current Reports on Form 6-K furnished on April 27, 2016 (Exhibit I), June 3, 2016 (Exhibits II, III and IV), July 14, 2016, July 18, 2016, July 25, 2016, August 10, 2016 and September 12, 2016.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Current Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such Current Reports state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the sales agent has not, authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or information we previously filed with or furnished to the SEC that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided in the section of this prospectus supplement captioned “Where You Can Find More Information”. You also may request a copy of any document incorporated by reference in this prospectus (excluding exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.capitalpplp.com. The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You may also make requests for such documents at no cost by writing or calling us at the following address:

Capital Product Partners L.P.

Investor Relations Representative

Nicolas Bornozis, President

Capital Link, Inc.

230 Park Avenue—Suite 1536

New York, NY 10160, USA

Tel: +1 212 661-7566

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus supplement concerning our business, operations, cash flows, and financial position, including, among other things, the likelihood of our success in developing and expanding our business, include forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, financial condition and the markets in which we operate, and involve risks and uncertainties. In some cases, you can identify the forward-looking statements by the use of words such as “may”, “might”, “could”, “should”, “would”, “expect”, “plan”, “anticipate”, “likely”, “intend”, “forecast”, “believe”, “estimate”, “project”, “predict”, “propose”, “potential”, “continue”, “seek” or the negative of these terms or other comparable terminology. Although these statements are based upon assumptions we believe to be reasonable based upon available information, including projections of revenues, operating margins, earnings, cash flow, working capital and capital expenditures, they are subject to risks and uncertainties that are described more fully in this prospectus in the section titled “Risk Factors” beginning on page S-12 of this prospectus supplement and page 9 of the accompanying base prospectus, and under the heading “Risk Factors” beginning on page 9 of our Annual Report. These forward-looking statements represent our estimates and assumptions only as of the date they are made and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements. Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and include statements with respect to, among other things:

•	expectations regarding our ability to make distributions on the common units and our Class B Convertible Preferred Units (the “Class B Units”), which rank senior to the common units and receive distributions prior to any distributions on the common units;

•	our ability to increase our distributions over time;

•	global economic outlook and growth;

•	shipping conditions and fundamentals, including the balance of supply and demand in the tanker, drybulk and container markets in which we operate, as well as trends and conditions in the newbuilding markets and scrapping of older vessels;

•	increases or decreases in domestic or worldwide oil consumption;

•	increases or decreases in seaborne transportation of containerized goods;

•	future supply of, and demand for, refined products and crude oil;

•	future refined product and crude oil prices and production;

•	our ability to operate in various new markets;

•	tanker, drybulk and container carrier industry trends, including charter rates and factors affecting the chartering of vessels;

•	our future financial condition or results of operations and our future revenues and expenses, including revenues from any profit sharing arrangements, and required levels of reserves;

•	future levels of operating surplus and levels of distributions, as well as our future cash distribution policy;

•	future charter hire rates and vessel values;

•	anticipated future acquisitions of vessels from our sponsor, Capital Maritime & Trading Corp. (“Capital Maritime” or “CMTC” or the “Sponsor”) and from third parties, including any of the eight additional newbuild Samsung eco medium range product tankers for which we have a right of first refusal;

•	anticipated future chartering arrangements with Capital Maritime and third parties;

•	our ability to secure employment for our vessels that come off their current charters;

•	our ability to leverage to our advantage Capital Maritime’s relationships and reputation in the shipping industry;

•	our ability to compete successfully for future chartering and newbuilding opportunities;

•	our current and future business and growth strategies and other plans and objectives for future operations;

•	our ability to access debt, credit and equity markets;

•	changes in the availability and costs of funding due to conditions in the bank market, capital markets and other factors;

•	our ability to refinance and/or repay our debt and/or achieve further postponement of any amortization of our debt if necessary under the current terms of our credit facilities;

•	interest rate developments in any of our funding currencies and any interest rate hedging practices in which we may engage;

•	the ability of our customers to meet their obligations under the terms of our charter agreements, including the timely payment of the rates under the agreements;

•	the financial condition, viability and sustainability of our customers, including their ability to obtain liquidity and access the capital markets;

•	the debt amortization payments and repayment of debt and settling of interest rate swaps we may make, if any;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	our ability to maintain long-term relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, operators and liner companies;

•	the ability of our manager, Capital Ship Management Corp. (“Capital Ship Management” or the “Manager”), a subsidiary of Capital Maritime, to qualify for short- and long-term charter business with oil major charterers and oil traders, and major commodity traders, operators and liner companies;

•	our ability to maximize the use of our vessels, including the redeployment or disposition of vessels no longer under long-term time charter;

•	our continued ability to enter into long-term, fixed-rate time charters with our charterers and to recharter our vessels as their existing charters expire at attractive rates;

•	the changes to the regulatory requirements applicable to the shipping and oil transportation industry, including, without limitation, stricter requirements adopted by international organizations, such as the International Maritime Organization and the European Union, or by individual countries or charterers and actions taken by regulatory authorities and governing such areas as safety and environmental compliance;

•	the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, including with new environmental regulations and standards being introduced, as well as with standard regulations imposed by our charterers applicable to our business;

•	the impact of heightened regulations and the actions of regulators and other government authorities, including anti-corruption laws and regulations, as well as sanctions and other governmental actions;

•	our anticipated general and administrative expenses and our costs and expenses under the management agreements and the administrative services agreement with our Manager, and for reimbursement for fees and costs of Capital GP L.L.C., our general partner;

•	increases in costs and expenses, including but not limited to crew wages, insurance, provisions, port expenses, lubricating oil, bunkers, repairs, maintenance and general and administrative expenses;

•	the adequacy of our insurance arrangements and our ability to obtain insurance and required certifications;

•	the impact on operating expenses of the floating fee structure under which an increasing number of our vessels are managed;

•	potential increases in costs and expenses under our management agreements following expiration and/or renewal of such agreements in connection with certain of our vessels;

•	the impact of heightened environmental and quality concerns of insurance underwriters and charterers;

•	the anticipated taxation of our partnership and distributions to our common and Class B unitholders;

•	estimated future maintenance and replacement capital expenditures;

•	expected demand in the shipping sectors in which we operate in general and the demand for our crude oil and product tankers, container and drybulk vessels in particular;

•	the expected lifespan and condition of our vessels;

•	our ability to employ and retain key employees;

•	our track record, and past and future performance, in safety, environmental and regulatory matters;

•	potential liability and costs due to environmental, safety and other incidents involving our vessels;

•	the effects of increasing emphasis on environmental and safety concerns by customers, governments and others, as well as changes in maritime regulations and standards;

•	expected financial flexibility to pursue acquisitions and other expansion opportunities;

•	anticipated funds for liquidity needs and the sufficiency of cash flows;

•	the performance and expected cost savings of the vessels we have acquired from CMTC, including three newbuild Daewoo 9,288 TEU eco-flex containerships and two newbuild Samsung eco medium range product tankers, and any new technologies incorporated into such vessels, at least some of which may be untested;

•	our transition in leadership following Mr. Gerasimos (Jerry) Kalogiratos’s appointment as Chief Executive Officer and Chief Financial Officer; and

•	future sales of our units in the public market.

These and other forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties, including those risks and uncertainties discussed in our Annual Report under the heading “Risk Factors” and in this prospectus supplement and the accompanying base prospectus in the sections titled “Risk Factors”. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Unless required by law, we expressly disclaim any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in this prospectus supplement, the accompanying base prospectus, our Annual Report, and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

SUMMARY

This summary highlights important information contained elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference to understand fully our business and the terms of our common units, as well as tax and other considerations that may be important to you in making your investment decision. You should pay special attention to the “Risk Factors”, beginning on page S-12 of this prospectus supplement and page 9 of the accompanying base prospectus, and under the heading “Risk Factors” beginning on page 9 of our Annual Report for more information about important risks that you should consider carefully before investing in our common units.

Unless we otherwise specify, when used in this prospectus, the terms “we”, “our”, “us”, the “Company” or similar terms refer to CPLP or any one or more of its subsidiaries, or to all of such entities. References in this prospectus to “Capital Maritime” refer, depending on the context, to Capital Maritime & Trading Corp. and/or any one or more of its subsidiaries, including Capital Ship Management (an affiliate of our general partner). Capital Ship Management manages the commercial and technical operation of our fleet pursuant to a management agreement and provides administrative services to us pursuant to an administrative services agreement. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. Dollars.

Overview

We are an international owner of tanker, container and drybulk vessels. Our fleet of 35 high specification vessels (2.6 million dwt), with an average age of approximately 7.0 years as of June 30, 2016, consists of four Suezmax crude oil tankers, twenty modern medium range (“MR”) tankers, all of which are classed as IMO II/III vessels, ten post-panamax container carrier vessels and one Capesize bulk carrier. Our vessels are capable of carrying a wide range of cargoes, including crude oil, refined oil products, such as gasoline, diesel, fuel oil and jet fuel, edible oils and certain chemicals, including ethanol, as well as dry cargo and containerized goods.

As of June 30, 2016, except for one of our MR tankers, all of our vessels were chartered under medium- to long-term time or bareboat charters (with a revenue weighted average remaining term of approximately 5.9 years) to large charterers such as BP Shipping Limited (“BP”), CMA CGM S.A. (“CMA CGM”), Petroleo Brasileiro S.A. (“Petrobras”), certain subsidiaries of Overseas Shipholding Group Inc. (“OSG”), Hyundai Merchant Marine Co. Ltd. (“HMM”), CSSA S.A. (a fully owned subsidiary of Total S.A.), Cosco Bulk Carrier Co. Ltd. (“Cosco”), Repsol Trading S.A. (“Repsol”), Stena Bulk A.B. and Capital Maritime. All of our time and bareboat charters provide for the receipt of a fixed base rate for the life of the charter, and two of our 28 time charters also provide for profit sharing arrangements in excess of the base rate.

Business Strategies

Our primary business objective is to pay a sustainable quarterly distribution for our common units and Class B Units and to increase our distributions on our common units over time while maintaining a strong financial position and an appropriate level of liquidity for the proper conduct of our business, by executing the following business strategies:

•

Maintain medium- to long-term fixed charters. We believe that the medium- to long-term, fixed-rate nature of our charters and our cost efficient ship management operations under our agreements with Capital Ship Management contribute to providing visibility of revenues and cash flows in the medium- to long-term. As of June 30, 2016, except for one of our MR tankers, all of our vessels were chartered under medium- to long-term time and bareboat charters with a revenue weighted average remaining term of approximately 5.9 years. As these vessels come up for rechartering, we will seek to redeploy them under period contracts that reflect our expectations of prevailing market conditions. We will continue to evaluate growth opportunities across all shipping sectors. We believe that the overall young age and diversified profile of our fleet, the high specifications of our vessels and our Manager’s ability to meet the rigorous vetting requirements of some of the world’s most selective major international oil companies and major charterers in the tanker, drybulk and container sectors will position us favorably to continue to secure medium- to long-term charters for our vessels.

•	Expand our relationships with both current and new charterers and capitalize on our relationship with Capital Maritime. We aim to expand our relationships with current and new charterers and to take advantage of our customers’ diverse shipping requirements. We also believe that we can leverage our relationship with Capital Maritime and its ability to meet the rigorous vetting and selection processes of leading oil companies, as well as other charterers in the tanker, drybulk and container sectors, in order to attract new charterers for our fleet and increase the product, customer, geography and maturity diversity of our portfolio. We also believe that Capital Maritime will remain a strong chartering option.

•	Expand our fleet through opportunistic and accretive acquisitions. Our fleet currently consists of 35 vessels with an aggregate 2.6 million deadweight tonnage, as compared to eight vessels with 0.3 million deadweight tonnage at the time of our initial public offering in 2007. Subject to market conditions, we intend to continue to evaluate potential acquisitions of both newbuilds and second-hand vessels in order to make opportunistic acquisitions for our fleet while maintaining a strong balance sheet. We also intend to take advantage of opportunities afforded to us by our relationship with our sponsor, Capital Maritime. As of the date hereof, Capital Maritime controls a total of 22 vessels in the water and on order, including eight product tanker vessels for which we have a right of first refusal pursuant to the Master Vessel Acquisition Agreement. For future acquisitions, we may consider moderate increases in our overall leverage, either through debt or equity financing, provided that we are able to maintain low breakeven rates and deliver steady distributions to our unitholders. In addition, we may pursue opportunities for acquisitions of, or combinations with, other shipping businesses.

•	Maintain a strong balance sheet. While we seek to finance our vessels and future vessel acquisitions through a mix of debt, equity financing and current cash balances, we intend to maintain a moderate level of leverage over time. We have taken measures aiming to fund the amortization of our external debt through internally generated cash flow through the end of 2018. By maintaining moderate levels of leverage and pre-funding amortization requirements through the end of 2018, we aim to retain greater flexibility than more leveraged competitors, maintain lower breakeven rates and deliver sustainable distributions to our unitholders. In addition, charterers have increasingly favored financially solid vessel owners, and we believe that maintaining a strong balance sheet will help us access more favorable chartering opportunities, as well as give us a competitive advantage in pursuing vessel acquisitions.

•	Maintain and build on our ability to meet rigorous industry and regulatory safety standards. We believe that in order for us to be successful in growing our business, we will need to maintain our vessel safety record and build on our high level of customer service and support. Our Manager, Capital Ship Management, has a strong record of vessel safety and compliance with rigorous health, safety and environmental protection standards, and is also committed to providing our customers with a high level of customer service and support.

Competitive Strengths

We believe that we are well-positioned to execute our business strategies and our future prospects for success are enhanced because of the following competitive strengths:

•	Well-established relationships with our counterparties and with Capital Maritime. We believe our strong relationships with our counterparties, some of which have chartered vessels from us since our initial public offering in 2007, provide a platform for the growth of our business and operating cash flow. We have established longstanding relationships with large well-known charterers, such as CMA CGM, Petrobras, HMM, BP, Total S.A., and Repsol. Because of our existing relationships, we believe that we are well situated to further develop our medium- to long-term charter relationships with leading charterers in the shipping industry. Our business also benefits from our unique relationship with Capital Maritime, our sponsor, which has a well-established reputation and safety and environmental track record within the shipping industry, a substantial newbuilding orderbook and strong relationships with many of the world’s leading oil companies, commodity traders, container operators and shipping companies. We also benefit from Capital Maritime’s expertise in technical fleet management and its track record of meeting the rigorous vetting requirements of some of the world’s most selective major international oil companies and other charterers in the drybulk and container sectors.

•	Diversified revenue stream. Since our initial public offering in 2007, our fleet has grown from eight to 35 vessels as of June 30, 2016, comprising twenty IMO II/III MR product tankers, ten neo-panamax container vessels, four Suezmax crude oil tankers and one Capesize dry bulk vessel. We believe that our exposure to the product, crude, container and bulk shipping sectors provides us with a diversified revenue stream, with a view to enhancing the stability of our revenue and cash flow.

•	Revenue and cash flow visibility and stability. As a number of our vessels are chartered under medium and long-term contracts, we benefit from revenue and cash flow visibility. Also, many of our charters expire on a staggered basis, which contributes cash flow stability. As our vessels come up for rechartering, we will seek to redeploy them under contracts that reflect our expectations of prevailing market conditions. As of June 30, 2016, our average remaining charter duration was 5.9 years. In addition, we have 94% charter coverage for the remainder of 2016 and 75% charter coverage for 2017.

•	High specification fleet. Our vessels were primarily constructed by reputable Japanese and South Korean shipyards to high specifications and have an average age of 7.0 years as of June 30, 2016. The twenty medium range tankers that form part of our fleet are all classed as IMO II/III vessels, which, in addition to the Ice Class 1A classification notation of many of our vessels, the wide range in size and geographic flexibility of our fleet and our compliance with existing regulatory standards, are attractive to our charterers, providing them with a high degree of flexibility in the types of cargoes and variety in the trade routes they may choose as they employ our fleet. We believe that these characteristics of our product tankers position us to take advantage of the positive long-term demand fundamentals in the product tanker business. In addition, eight of our existing container vessels are ‘eco, wide beam’ type and have an increased cargo intake and reduced bunker consumption as compared to older vessel designs, and are able to transit the new Panama Canal locks. We believe that these characteristics make our containerships more attractive to charterers.

•	Strong asset coverage, cost efficient operations and acquisition funding. We believe that we have maintained a strong balance sheet and that, subject to market conditions, our financial strength positions us favorably to continue to make opportunistic acquisitions and grow our business with charterers as they seek financially sound counterparties for long-term contracts. We also believe that we have a long history of cost efficient ship management with consistent cost performance below industry benchmarks due to our outsourcing of our vessel management and operations to our Manager.

Capital Maritime is our affiliate and, as sole member of our general partner, controls the appointment of three of the eight members of our board of directors. Capital Maritime is controlled by the Marinakis family, including Evangelos M. Marinakis, our former chairman and the current chairman of Capital Maritime, which prior to giving effect to this offering and the expected purchase of common units by Capital Maritime may be deemed to beneficially own on a fully diluted basis a 16.7% interest in us (18.5% on a non-fully diluted basis), through, among others, Capital Maritime.

Recent Developments

New Charters for The M/T Miltiadis, M/T Amore Mio II, M/T Agisilaos and M/T Alkiviadis

The M/T Miltiadis M II (162,397 dwt, Ice Class 1A Crude/Product Tanker built 2006, Daewoo Shipbuilding & Marine Engineering Co., Ltd. South Korea) has been chartered to Capital Maritime for a period of ten to 12 months at a gross daily rate of $25,000. The new charter commenced in August 2016 after the completion of its special survey. The earliest redelivery under the new charter is in June 2017. The vessel was previously employed under a seven-month time charter to Capital Maritime at a gross daily rate of $35,000.

The M/T Amore Mio II (159,982 dwt, Crude Oil Tanker built 2001, Daewoo Shipbuilding & Marine Engineering Co., Ltd., South Korea) has also been chartered to Capital Maritime for a period of ten to 12 months at a gross daily rate of $21,000. The new charter commenced in late August 2016. The M/T Amore Mio II was previously employed under an eight-month time charter to Shell International Trading & Shipping Company Ltd. at a gross daily rate of $33,750.

The M/T Agisilaos (36,760 dwt, Ice Class 1A IMO II/III Chemical/ Product Tanker built 2006, Hyundai Mipo Dockyard Ltd., South Korea), previously employed with Capital Maritime, has replaced the M/T Arionas (36,725 dwt, Ice Class 1A IMO II/III Chemical/ Product Tanker, built 2006, Hyundai Mipo Dockyard, South Korea) under the charter to Flota Petrolera Ecuatoriana at a gross daily rate of $19,000, as the M/T Arionas is expected to undergo its scheduled special survey. The M/T Agisilaos was previously employed with CMTC at a gross daily rate of $14,500 with earliest charter expiration in August 2016.

The M/T Alkiviadis (36,721 dwt, Ice Class 1A IMO II/III Chemical/ Product, built 2006 Hyundai Mipo Dockyard Company Ltd., South Korea) extended its employment with CSSA S.A. (Total S.A.) for an additional 12 months (+/- 30 days) at a gross daily rate of $13,300 per day. The charter extension commenced in early August with earliest charter expiration in July 2017. The vessel was previously earning a gross daily rate of $15,125 per day.

Charter Rate Reduction as Part of HMM Financial Restructuring

HMM, the charterer of five of our container vessels and one of our largest counterparties in terms of revenue, pursued a financial restructuring that completed in July 2016. As part of the various agreements that HMM reached with its creditors and vessel owners, our subsidiaries owning vessels under charter with HMM entered into a charter restructuring agreement with HMM on July 15, 2016. This agreement provides for the reduction of the charter rate payable by the respective charter parties by 20% to $23,480 per day (from $29,350 gross per day) for a three and a half year period starting in July 2016 and ending in December 2019 (the “Charter Reduction Period”). The total charter rate reduction for the Charter Reduction Period is approximately $37.0 million. The charter restructuring agreement further provides that at the end of the Charter Reduction Period, the charter rate under the respective charter parties will be restored to the original daily rate of $29,350 per day until the expiry of each charter in 2024 and 2025. As compensation for the charter rate reduction, we received approximately 4.4 million HMM common shares, which we sold on the Stock Market Division of the Korean Exchange for aggregate consideration of $29.7 million.

Quarterly Common and Class B Unit Cash Distribution

On July 21, 2016, the board of directors of the Partnership declared a cash distribution of $0.0750 per common unit for the second quarter of 2016, which was paid on August 12, 2016 to unit holders of record on August 5, 2016.

In addition, on July 21, 2016, the board of directors declared a cash distribution of $0.21375 per Class B Unit for the second quarter of 2016. The cash distribution was paid on August 10, 2016 to Class B Unit holders of record on August 3, 2016.

Establishment of Capital Reserve and Distribution Guidance

Our common unitholders are entitled under our Partnership Agreement to receive a quarterly cash distribution to the extent we have sufficient cash on hand to pay the distribution after we establish cash reserves, pay fees and expenses and make distributions to holders of our Class B Units, which our Partnership Agreement requires us to pay prior to distributions on our common units. The decision to make any cash distribution and the amount of distributions paid are determined by our board of directors, taking into consideration the terms of our Partnership Agreement and other factors.

In January 2010, we introduced an annual distribution guidance of $0.90 per unit per annum, which was revised in July 2010 upwards to $0.93 per unit per annum, or $0.2325 per quarter. Between April 2015 and October 2015, we increased our quarterly distribution by $0.002 every quarter to $0.2385 for the third quarter of 2015. Our board of directors chose to maintain the distribution level for the fourth quarter of 2015 at $0.2385. In April 2016, in the face of severely depressed trading prices for master limited partnerships, including us, a significant deterioration in our cost of capital and potential loss of revenue, the board of directors took the decision to protect our liquidity position by creating a capital reserve, provisioning further reserves and setting distributions at a level that the board believes to be sustainable and consistent with the proper conduct of our business. The capital reserve, set by the board of directors at approximately $14.6 million per quarter, is intended to address amortization requirements under our credit facilities until the end of 2018. We started repaying one of our credit facilities in the first quarter of 2016, while our other credit facilities will commence amortization in the fourth quarter of 2017, for a total of approximately $177.0 million in scheduled debt amortization until the end of 2018.

Accordingly, our board of directors issued a new annual distribution guidance of $0.30 per common unit, with the expectation to maintain that annual distribution level through 2018. We made distributions on our common units in accordance with this new guidance in May 2016 and August 2016. For more information, see “—Quarterly Common and Class B Unit Cash Distribution”.

The board of directors seeks to maintain a balance between the level of reserves it takes to protect our financial position and liquidity against the desirability of maintaining distributions on the limited partnership interests. As previously announced, we intend to review our distributions from time to time in the light of a range of factors, including, among other things, our access to the capital markets, the refinancing of our external debt, the level of our capital expenditures and our ability to pursue accretive transactions. For further information on risks affecting the level of our distributions, see “Risk Factors—We cannot assure you that we will pay any distributions to holders of our common units”. See also “Cash Distributions” for a description of our cash distributions.

Partnership Information

We are a master limited partnership formed as Capital Product Partners L.P. under the laws of the Marshall Islands. We maintain our principal executive headquarters at 3 Iasonos Street, Piraeus, 18537 Greece, and our telephone number is +30 210 4584 950. Our website is located at www.capitalpplp.com. We make our annual report and other information filed with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports or other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus supplement. You should rely only on the information contained in this prospectus and the documents we incorporate by reference herein when making a decision as to whether to invest in the common units.

THE OFFERING

Issuer:	Capital Product Partners L.P.

Securities Offered:	Common units having an aggregate offering price of up to $50,000,000. For a detailed description of the common units, please read “Description of the Common Units”.

Use of Proceeds:	We intend to use the net proceeds from the offering, after deducting the sales agent’s commissions and our offering expenses, for general partnership purposes, which may include, among other things, the acquisition of new vessels, the repayment or refinancing of all or a portion of our outstanding indebtedness and funding of working capital requirements or capital expenditures. For more information, please read “Use of Proceeds.”

Tax Considerations:	For the material United States federal income tax considerations of acquiring, owning and disposing of common units, please see “Material United States Federal Income Tax Considerations”, beginning on page 34 of the accompanying base prospectus.

For a discussion of the non-United States tax consequences of acquiring, owning and disposing of common units, please see “Non-United States Tax Consequences”, beginning on page 48 of the accompanying base prospectus, as well as “Non-United States Tax Consequences”, beginning on page S-30 of this prospectus supplement.

Listing:	Our common units are listed on NASDAQ under the symbol “CPLP”.

Risk Factors:	An investment in our common units involves risks. You should consider carefully the factors set forth in the sections entitled “Risk Factors”, beginning on page S-12 of this prospectus supplement and page 9 of the accompanying base prospectus, and under the heading “Risk Factors” beginning on page 9 of our Annual Report to determine whether an investment in our common units is appropriate for you.

RISK FACTORS

Any investment in our common units involves a high degree of risk. In addition to the risks described below, you should carefully consider the important factors set forth under the heading “Risk Factors” beginning on page 9 of our Annual Report, incorporated by reference herein, and the corresponding section in any subsequent report we file with or furnish to the SEC, which we hereby incorporate by reference herein, as well as those risks discussed under the caption “Risk Factors” and the other information contained in the accompanying base prospectus and the documents incorporated by reference therein, before investing in the common units offered hereby.

The risks and uncertainties described below or incorporated by reference herein are not the only risks and uncertainties we face. Some of the risks described below or incorporated by reference herein relate principally to the countries and the industry in which we operate and the nature of our business in general. Although many of our business risks are comparable to those a corporation engaged in a similar business would face, limited partner interests are inherently different from the capital stock of a corporation. If any of the risks described below or incorporated by reference herein actually occurs, our business, financial condition or operating results could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline and you could lose all or part of your investment. The risks described below or incorporated by reference herein also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements”, beginning on page S-3 of this prospectus supplement and on page 6 of the accompanying base prospectus.

Certain Risks Related to Our Operations

The M/V Cape Agamemnon is currently chartered at rates that are at a substantial premium to the spot and period market, and the loss of this charter could result in a significant loss of expected future revenues and cash flows.

The M/V Cape Agamemnon is currently under a 10-year time charter to Cosco Bulk Carrier Co. Ltd. (“Cosco”), an affiliate of the China Ocean Shipping (Group) Company (“COSCO Group”) and one of the largest drybulk charterers globally, which commenced in July 2010 and was amended in November 2011. The earliest expiry date under the charter is June 2020. Since the charter amendment in November 2011, the gross charter rate is a flat rate of $42,200 per day.

Cosco has faced financial difficulties, incurring losses in recent years, and is in the process of merging with China Shipping (Group) Co. China Cosco Holdings, the listed arm of Cosco Shipping announced record high net losses of Rmb7.2bn ($1.1 billion) for the first six months of 2016, compared with a loss of Rmb1.9bn in the same period last year. The loss of this customer could result in a significant loss of revenues, cash flow and affect our ability to maintain or improve distributions in the long term. We could lose this customer or the benefits of the charter entered into with it if, among other things:

•	the customer is unable or unwilling to perform its obligations under the charter, including the payment of the agreed rates in a timely manner;

•	the customer continues to face financial difficulties forcing it to declare bankruptcy, to restructure its operations or to default under the charter;

•	the customer fails to make charter payments because of its financial inability, disagreements with us or otherwise;

•	the customer seeks to re-negotiate the terms of the charter agreement due to prevailing economic and market conditions or due to continued poor performance by the charterer;

•	the customer exercises certain rights to terminate the charter;

•	the customer terminates the charter because we fail to comply with the terms of the charter, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, or we default under the charter;

•	a prolonged force majeure event affecting the customer, including war or political unrest prevents us from performing services for that customer; or

•	the customer terminates the charter because we fail to comply with the safety and regulatory criteria of the charterer or the rules and regulations of various maritime organizations and bodies.

In the event we lose the benefit of the charter with Cosco prior to its expiration date, we would have to recharter the vessel at the then prevailing charter rates. In such event, we may not be able to obtain competitive, or profitable, rates for this vessel, if at all, which would result in a significant loss of expected future revenues and cash flows. This could adversely affect our ability to service our debt or to make cash distributions.

We are dependent on our container carrier vessel charterers fulfilling their obligations under their agreements with us, and their inability or unwillingness to honor these obligations could reduce our revenues and cash flow.

The container carrier vessels we presently own are currently under charters with Hyundai Merchant Marine Co. Ltd. (“HMM”), Pacific International Lines (Pte) Ltd (“PIL”) and CMA CGM Group (“CMA CGM”). Many liner companies, including our charterers, finance their activities through the incurrence of debt. Since 2008, there has been a significant decline in the credit markets and the availability of credit, and the equity markets have been volatile. In addition, container markets have been or are currently at historically low levels due to overcapacity and other factors, which have negatively affected the profitability and balance sheet of such liner companies. The combination of a reduction of cash flow resulting from declines in world trade, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing and losses from other operations may result in a significant reduction in the ability of our charterers to make charter payments to us. For example, HMM, one of our charterers, recently went through a voluntary restructuring, which included the reduction of the charter hire rate for chartered container vessels by 20% until the end of 2019. In addition, CMA-CGM, another of our charterers of container vessels, reported US$172 million loss before tax in the first half of the year, compared to a US$615 million pre-tax profit in the first six months of 2015.

If we lose a time charter because the charterer is unable to pay us or for any other reason, we may be unable to redeploy the vessel on similarly favorable terms or at all. Also, we will not receive any revenues from such a vessel while it is unchartered, but we will be required to pay expenses necessary to maintain and insure the vessel and service any indebtedness on it. The combination of any surplus of containership capacity and the expected increase in the size of the world containership fleet over the next few years may make it difficult to secure substitute employment for any of our containerships if our counterparties fail to perform their obligations under the current time charters, and any new charter arrangements we are able to secure may be at lower rates. Furthermore, the surplus of containerships available at lower charter rates and lack of demand for our customers’ liner services could negatively affect our charterers’ willingness to perform their obligations under our time charters, which in many cases provide for charter rates significantly above current market rates. A failure of HMM, PIL or CMA CGM to comply with the terms of the respective charters, and our inability to replace such charters in a certain manner may, under certain circumstances, result in an event of default under our credit facilities. The loss of our charterers or a decline in payments under our time charters could have a material adverse effect on our business, results of operations, financial condition, revenues and cash flow and our ability to continue to grow and/or pay cash distributions to our unitholders.

Several of our container vessels are under charters at rates that are at a substantial premium to the spot and period market, and the loss of these charters could result in a significant loss of expected future revenues and cash flows.

The M/V Hyundai Premium, M/V Hyundai Paramount, M/V Hyundai Privilege, M/V Hyundai Platinum and M/V Prestige are each currently employed under 12-year time charters to HMM. HMM has recently experienced financial difficulties and has pursued a voluntary restructuring involving various creditors and vessel owners. As part of the agreements that HMM reached with its creditors and vessel owners, the owners of the HMM Vessels entered into a charter restructuring agreement on July 15, 2016, which provides for the reduction of the charter rate payable under the respective charter parties by 20% to $23,480 per day (from $29,350 gross per day) for a three and a half year period starting in July 2016 and ending in December 2019 (the “Charter Reduction Period”). The total charter rate reduction for the Charter Reduction Period for the HMM Vessels aggregates to approximately $37.0 million (the “Charter Reduction Amount”). The charter restructuring agreement further provides that at the end of the Charter Reduction Period, the charter rate under the respective charter parties will be restored to the original daily rate of $29,350 until the expiry of each charter in 2025. Despite the restructuring, HMM’s overall indebtedness remains high and there is no assurance that HMM will not face financial difficulties in the future, especially in light of the weak container freight markets.

The M/V CMA CGM Magdalena, M/V CMA CGM Uruguay and M/V CMA CGM Amazon are each under time charters for a minimum of five years to CMA CGM, at a gross charter rate of $39,250 per day, all of which charters were entered into in December 2013. CMA CGM has faced financial difficulties in the past, and has recently incurred losses and increased indebtedness, in part due to its acquisition of Neptune Orient Lines Limited (NOL).

The loss of any of the above customers could result in a significant loss of revenues, cash flows and adversely affect our ability to maintain or improve distributions over the long term, and to service or refinance our debt. We could lose these customers or the benefits of the charters entered into with them if, among other things:

•	the customer is unable or unwilling to perform its obligations under the charters, including the payment of the agreed rates in a timely manner;

•	the customer continues to face financial difficulties forcing it to declare bankruptcy, restructure its operations or to default under the charters;

•	the customer fails to make charter payments because of its financial inability, disagreements with us or otherwise;

•	the customer seeks to renegotiate the terms of the charter agreements due to prevailing economic and market conditions or due to continued poor performance by the charterer;

•	the customer exercises certain rights to terminate the charters;

•	the customer terminates the charters because we fail to comply with the terms of the charters, the vessels are lost or damaged beyond repair, there are serious deficiencies in the vessels or prolonged periods of off-hire, or we default under the charters;

•	a prolonged force majeure event affecting the customer, including war or political unrest prevents us from performing services for that customer; or

•	the customer terminates the charters because we fail to comply with the safety and regulatory criteria of the charterer or the rules and regulations of various maritime organizations and bodies.

In the event we lose the benefit of the charters with HMM, CMA CGM or both prior to their respective expiration date, we would have to recharter the vessels at the then prevailing charter rates. In such event, we may not be able to obtain competitive, or even profitable, rates for these vessels or we may not be able to recharter these vessels at all and our earnings and ability to grow or make cash distributions, and to service or refinance our debt may be adversely affected.

We currently derive all of our revenues from a limited number of customers and the loss of any customer or charter or vessel could result in a significant loss of revenues and cash flow.

We have derived, and believe that we will continue to derive, all of our revenues and cash flow from a limited number of customers. For the six month period ended June 30, 2016, HMM, Petrobras, CMTC and CMA CGM accounted for 19%, 17%, 16% and 16% of the Partnership’s total revenue, respectively. For the year ended December 31, 2015, Capital Maritime and HMM accounted for 29% and 21% of our revenues, respectively. For the year ended December 31, 2014, Capital Maritime, HMM and Maersk Line accounted for 38%, 24% and 12% of our revenues, respectively. For the year ended December 31, 2013, Capital Maritime, BP Shipping Limited, Maersk Line and HMM accounted for 32%, 17%, 14% and 13% of our revenues, respectively. We could lose a customer, including Capital Maritime or HMM, or the benefits of some or all of a charter if:

•	the customer faces financial difficulties forcing it to declare bankruptcy or to restructure its operations, or making it impossible for it to perform its obligations under the charter, including the payment of the agreed rates in a timely manner;

•	the customer fails to make charter payments because of its financial inability or its inability to trade our and other vessels profitably or due to the occurrence of losses due to the weaker charter markets;

•	the customer fails to make charter payments due to disagreements with us or otherwise;

•	the customer tries to renegotiate the terms of the charter agreement due to prevailing economic and market conditions;

•	the customer exercises certain rights to terminate the charter or purchase the vessel;

•	the customer terminates the charter because we fail to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, or we default under the charter; or

•	a prolonged force majeure event affecting the customer, including damage to or destruction of relevant production facilities, war or political unrest prevents us from performing services for that customer.

A number of our charterers, including Capital Maritime, are private companies and we may have limited access to their financial affairs, which may result in us having limited information on their financial strength and ability to meet their financial obligations. In addition, some of our charterers including HMM, Petrobras and CMA-CGM have been reported at times to be under significant financial pressure. Please read “Item 4B: Business Overview—Our Customers” and “Our Charters” for further information on our customers.

If we lose a key charter, we may be unable to redeploy the related vessel on terms as favorable to us due to the long-term nature of most charters or at all. If we are unable to redeploy a vessel for which the charter has been terminated, we will not receive any revenues from that vessel, but we may be required to pay expenses necessary to maintain the vessel in proper operating condition and may also have to enter into costly and lengthy legal proceedings in order to reserve our rights. Until such time as the vessel is rechartered, we may have to operate it in the spot market or for short periods at charter rates which may not be as favorable to us as our current charter rates. In addition, if a customer exercises its right to purchase a vessel, we would not receive any further revenue from the vessel and may be unable to obtain a substitute vessel and charter. This may cause us to receive decreased revenue and cash flows from having fewer vessels operating in our fleet. Any replacement newbuilding would not generate revenues during its construction, and we may be unable to charter any replacement vessel on terms as favorable to us as those of the terminated charter. Any compensation under our charters for a purchase of the vessels may not adequately compensate us for the loss of the vessel and related time charter. The loss of any of our customers, time or bareboat charters or vessels, or a decline in payments under our charters, could have a material adverse effect on our business, results of operations, financial condition and our ability to make cash distributions.

We depend on Capital Maritime and its affiliates to assist us in operating and expanding our business. If Capital Maritime is materially adversely affected by market fluctuations, and risks or suffers material damage to its reputation, its ability to comply with the terms of its charters with us or provide us with the necessary level of services to support and expand our business may be negatively affected.

As of June 30, 2016, 3 of our 35 vessels were under charter with Capital Maritime. In the future we may enter into additional contracts with Capital Maritime to charter our vessels as they become available for rechartering. Capital Maritime is subject to the same risks and market fluctuations as all other charterers. In the event Capital Maritime is affected by a market downturn and limited availability of financing, it may default under its charters with us, which would materially adversely affect our operations and ability to make cash distributions.

In addition, pursuant to our management and administrative services agreements between us and Capital Ship Management, Capital Ship Management provides significant commercial and technical management services (including the commercial and technical management of our vessels, class certifications, vessel maintenance and crewing, purchasing and insurance and shipyard supervision), as well as administrative, financial and other support services to us. Please read “Item 4B: Business Overview—Our Management Agreements” for a description of all our management agreements. Our operational success and ability to execute our growth strategy will depend significantly upon Capital Ship Management’s satisfactory performance of these services. In the event Capital Maritime is materially affected by a market downturn and cannot support Capital Ship Management, and Capital Ship Management fails to perform these services satisfactorily or cancels or materially amends either of these agreements, or if Capital Ship Management stops providing these services to us, our business will be materially harmed.

Our ability to enter into new charters and expand our customer relationships will depend largely on our ability to leverage our relationship with Capital Maritime and its reputation and relationships in the shipping industry, including its ability to qualify for long-term business with certain oil majors. If Capital Maritime suffers material damage to its reputation, justifiably or not, or relationships, it may harm our ability to:

•	renew existing charters upon their expiration;

•	obtain new charters;

•	successfully interact with shipyards during periods of shipyard construction constraints;

•	obtain financing on commercially acceptable terms; or

•	maintain satisfactory relationships with suppliers and other third parties.

Finally, we may also contract with Capital Maritime for it to have newbuildings constructed on our behalf and to incur the construction-related financing, and we would purchase the vessels on or after delivery based on an agreed-upon price. If Capital Maritime is unable to meet the payments under any such contract we enter into, it could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

If our ability to do any of the things described above is impaired, it could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

Matters Related to Investigations of Greek Professional Football (Soccer).

Our former Chairman and the founder and current chairman of Capital Maritime, Evangelos M. Marinakis, has been the principal owner of Olympiacos, a Greek professional football team, since January 2011 and has served as President of Olympiacos since December 2010. Mr. Marinakis also was President of the Superleague Greece in which Olympiacos participates and Vice-President of the Hellenic Football Federation from August 2010 for one year.

Mr. Marinakis has informed us that, since 2011, Greek authorities have investigated allegations of match-fixing and other improprieties related to professional football in Greece. Various individuals, including Mr. Marinakis, were identified as subjects of these investigations. In June 2015, the judge in charge of the investigations provisionally ordered that Mr. Marinakis report periodically to a police station, deposit €200,000 as security and refrain from football-related activities pending determination of the charges. Mr. Marinakis has advised us that he has cooperated with the investigations and has denied any wrongdoing.

According to documents released by certain media outlets, in September 2016, the public prosecutor recommended to the judicial council of the Court of Appeals that some of the charges that were the subject of the investigations, including in relation to the alleged operation of a criminal network, be referred to trial, that other charges be dismissed and that the judicial council of the Court of Appeals place Mr. Marinakis in provisional custody (which, if approved by the judicial council, would be subject to legal challenge) on the ground that Mr. Marinakis allegedly breached the previous order restraining him from further football-related activities. We have been advised by Mr. Marinakis’ counsel that the public prosecutor’s recommendations are expected to be notified to Mr. Marinakis on September 15, 2016. The judicial council of the Court of Appeals has responsibility for determining whether to refer the charges for trial or to withdraw them and for approving or rejecting the public prosecutor’s recommendation to place Mr. Marinakis in provisional custody.

Capital Maritime has advised us that it is unable to assess what, if any, reputational or other harm Capital Maritime and we may suffer as a result of these proceedings. For more information on the risks arising from our relationship with Capital Maritime, see above “—We depend on Capital Maritime and its affiliates to assist us in operating and expanding our business. If Capital Maritime is materially adversely affected by market fluctuations, and risks or suffers material damage to its reputation, its ability to comply with the terms of its charters with us or provide us with the necessary level of services to support and expand our business may be negatively affected.”

Risks Related to Our Common Units

We may issue additional equity securities without your approval, which would dilute your ownership interests.

We may, without the approval of our unitholders, issue an unlimited number of additional units or other equity securities, including securities to Capital Maritime. Prior to giving effect to this issuance of common units, we have issued and outstanding 12,983,333 Class B Units to certain investors, which are convertible on a one-for-one basis into common units under certain circumstances, and have also issued 24,967,240 common units to holders of Crude Carriers Corp.’s (“Crude Carriers”) shares, in a unit-for-share transaction consummated in September 2011 whereby Crude Carriers became a wholly owned subsidiary of ours. We have also issued common units in connection with the acquisition of certain of our vessels, either directly to Capital Maritime or through public offerings, including an issuance of 279,286 common units in August 2013 in connection with the purchase of the Hyundai Prestige, Hyundai Privilege and Hyundai Platinum. In addition, on August 21, 2014, following approval obtained from our limited partners at our 2014 annual meeting, we amended and restated our Omnibus Incentive Compensation Plan, adopted in April 2008, as amended, to increase the maximum number of restricted units authorized for issuance thereunder from 800,000 to 1,650,000, of which 795,200 have been previously issued and have vested. We also issued an aggregate of 17,250,000 common units in a public offering in September 2014, which included the full exercise of the underwriters’ overallotment option of 2,250,000 common units. In accordance with the terms of such offering, we used part of the proceeds from such offering to acquire from Capital Maritime 5,950,610 common units, which were canceled immediately after their acquisition. Finally, in April 2015, we issued an aggregate of 14,555,000 million units, which included a partial exercise of the underwriters’ overallotment option of 1,755,000 common units and a sale of 1,100,000 common units to Capital Maritime. The net proceeds from this offering were partly used for the repayment of $115.9 million under three of our credit facilities and for general corporate purposes. We may make additional such issuances in the future. The issuance by us of additional units or other equity securities of equal or senior rank may have the following effects:

•	our unitholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished; and

•	the market price of the units may decline.

We cannot assure you that we will pay any distributions to holders of our common units.

We currently observe a cash dividend and cash distribution policy implemented by our board of directors. The actual declaration of future cash distributions, and the establishment of record and payment dates, is subject to the terms of the Partnership Agreement and final determination by our board of directors each quarter after its review of financial performance. Our ability to pay and increase distributions to holders of our common units in any period will depend upon factors, including, but not limited to, our financial condition, results of operations, prospects and applicable provisions of Marshall Islands law. Further, holders of our common units are subject to the prior distribution rights of any holders of our preferred units then outstanding. As of the date hereof, there were 12,983,333 Class B Units issued and outstanding. Under the terms of our Partnership Agreement, we are prohibited from declaring and paying distributions on our common units until we declare and pay (or set aside for payment) full distributions on the Class B Units. We may not have sufficient cash available each quarter to pay the declared quarterly distribution per Class B or per common unit following establishment of cash reserves and payment of fees and expenses. Among other consequences, if we fail to pay the minimum Class B Unit distribution, as set out in our Partnership Agreement, for six or more quarters, the holders of the Class B Units will have the right to appoint a director to our board and, if the Class B Units have been outstanding for at least seven years, to replace the directors appointed by our general partner, in each case by the affirmative vote of the holders of a majority of the Class B Units.

The timing and amount of distributions, if any, could be affected by factors affecting cash flows, results of operations, required capital expenditures, compliance with our loan covenants, or reserves. Our distribution policy from time to time will depend on shipping market developments and the charter rates we earn when we recharter our vessels, our cash earnings, financial condition and cash requirements, and could be affected by a variety of factors, including the loss of a vessel, required capital expenditures, reserves established by our board of directors, including the newly established capital reserve, increased or unanticipated expenses, refinancing or repayment of indebtedness, additional borrowings and compliance with our loan covenants, our anticipated future cost of capital and access to equity and debt capital markets including for the purposes of refinancing or repaying existing indebtedness, asset valuations or future issuances of securities, which may be beyond our control.

Under Marshall Islands law, a limited partnership cannot make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the limited partnership, exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability.

The amount of cash we generate from our operations may differ materially from our profit or loss for the period, which will be affected by non-cash items. As a result of this and the other factors mentioned above, we may make cash distributions during periods when we record losses and may not make cash distributions during periods when we record net income.

Subject to limited exceptions, our distribution policy may be changed at any time, and from time to time, by our board of directors.

Unitholders have limited voting rights, and our Partnership Agreement restricts the voting rights of unitholders owning 5% or more of our units.

Holders of common units have only limited voting rights on matters affecting our business. We hold a meeting of the limited partners every year to elect one or more members of our board of directors and to vote on any other matters that are properly brought before the meeting. Common unitholders (excluding Capital Maritime and its affiliates) elect five of the eight members of our board of directors. The elected directors are elected on a staggered basis and serve for three-year terms. Our general partner in its sole discretion has the right to appoint the remaining three directors, who also serve for three-year terms. Any and all elected directors may be removed with cause only by the affirmative vote of a majority of the other elected directors or at a properly called meeting of the limited partners by the affirmative vote of the holders of a majority of the outstanding units. The Partnership Agreement also contains provisions limiting the ability of common unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management. Unitholders have no right to elect our general partner, and our general partner may not be removed except by a vote of the holders of at least 66 2/3% of the outstanding units, including any units owned by our general partner and its affiliates, voting together as a single class and a majority vote of our board of directors. Currently, 100,117,174 common units are owned by non-affiliated public unitholders, representing 83.1% of our common units and a 73.7% common unitholder interest in us overall.

Our Partnership Agreement further restricts unitholders’ voting rights by providing that if any person or group, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of our board of directors, beneficially owns 5% or more of any class of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, except for purposes of nominating a person for election to our board, determining the presence of a quorum or for other similar purposes, unless required by law. The voting rights of any such unitholders in excess of 4.9% will be redistributed pro rata among the other unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. As affiliates of our general partner, Capital Maritime and Crude Carriers Investments Corp. (“Crude Carriers Investments”) are not subject to this limitation.

As of the date hereof and prior to giving effect to this offering of common units, the Marinakis family, including Evangelos M. Marinakis, our former chairman, may be deemed to beneficially own on a fully diluted basis a 16.7% interest in us (18.5% on a non-fully diluted basis), through, among others, Capital Maritime, which may be deemed to beneficially own a 14.3% interest in us, including 17,008,072 common units and a 1.8% interest in us (2% on a non-fully diluted basis) through its ownership of our general partner, and Crude Carriers Investments, which may be deemed to beneficially own a 2.4% interest in us.

The vote of a majority of our common unitholders generally, including, except with respect to certain matters (such as the resolution of conflicts of interest), votes cast by affiliates of our general partner, is required to amend the terms of our Partnership Agreement. As of the date hereof, a 16.9% interest in us may be deemed to be beneficially owned by affiliates of our general partner, which can significantly impact any vote under the terms of our Partnership Agreement and may significantly affect your rights under our Partnership Agreement. In addition, affiliates of our general partner are not subject to the limitations on voting rights imposed on our other limited partners, and may favor their own interests in any vote by our unitholders.

Under the terms of our Partnership Agreement, the affirmative vote of a majority of common units (including, in certain circumstances described in our Partnership Agreement, the votes of holders of Class B Units voting on an as-converted basis, or in certain other cases a higher percentage), is required in order to reach certain decisions or actions, including:

•	amendments to the definition of available cash, operating surplus and adjusted operating surplus;

•	elimination of the obligation to pay the minimum quarterly distribution;

•	elimination of the obligation to hold an annual general meeting;

•	removal of any appointed director for cause;

•	transfer of the general partner interest;

•	transfer of our incentive distribution rights;

•	the ability of the board of directors to sell, exchange or otherwise dispose of all or substantially all of our assets;

•	resolution of conflicts of interest;

•	withdrawal of the general partner;

•	removal of the general partner;

•	dissolution of the partnership;

•	changes to quorum requirements;

•	approval of mergers or consolidations; and

•	any other amendment to the Partnership Agreement, except for certain amendments relating to the day-to-day management of the Partnership and amendments necessary or appropriate to carrying on our business consistent with historical practice, including any change that our board of directors determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership, or any amendment that our board of directors, and, if required, our general partner, determines to be necessary or appropriate in connection with the authorization and issuance of any class or series of our securities.

Capital Maritime, our largest unitholder, may propose amendments to the Partnership Agreement that may favor its interests over yours and which may change or limit your rights under the Partnership Agreement. Furthermore, our Partnership Agreement provides that any changes to the rights of the Class B unitholders, whose rights rank senior to those of our common unitholders in many respects, must be approved by at least 75% of the holders of such units, excluding units held by Capital Maritime and its affiliates.

As of the date hereof and prior to giving effect to this offering of common units, the Marinakis family, including Evangelos M. Marinakis, our former chairman and the current chairman of Capital Maritime, may be deemed to beneficially own on a fully diluted basis a 16.7% interest in us (18.5% on a non-fully diluted basis), through, among others, Capital Maritime, which may be deemed to beneficially own a 14.3% interest in us, including 17,008,072 common units and a 1.8% interest in us (2% on a non-fully diluted basis) through its ownership of our general partner, and Crude Carriers Investments, which may be deemed to beneficially own a 2.4% interest in us.

These considerations may significantly impact any vote under the terms of our Partnership Agreement and may significantly affect your rights under our Partnership Agreement.

Our common units are equity securities and are subordinated to our existing and future indebtedness and our Class B Units.

Our common units are equity interests in us and do not constitute indebtedness. The common units rank junior to all indebtedness and other non-equity claims on us with respect to the assets available to satisfy claims, including a liquidation of the Partnership. Additionally, holders of the common units are subject to the prior distribution and liquidation rights of any holders of the Class B Units and any other preferred units we may issue in the future.

As long as our outstanding Class B Units remain outstanding, distribution payments relating to our common units are prohibited under our Partnership Agreement, until all accrued and unpaid distributions are paid on the Class B Units.

Our board of directors is authorized to issue additional classes or series of preferred units without the approval or consent of the holders of our common units. In addition, holders of the Class B Units have the right to convert all or a portion of their Class B Units at any time into common units. As of the date hereof, there were 12,983,333 Class B Units issued and outstanding. Any such actions as described above could adversely affect the market price of our common units.

USE OF PROCEEDS

We intend to use the net proceeds from the offering, after deducting the sales agent’s commissions and our offering expenses, for general partnership purposes, which may include, among other things, the acquisition of new vessels, the repayment or refinancing of all or a portion of our outstanding indebtedness and funding of working capital requirements or capital expenditures.

CAPITALIZATION

The following table sets forth our capitalization, as of June 30, 2016, on a historical basis.

As of June 30, 2016
(in thousands) (unaudited)
Debt
2007 credit facility (secured)	$185,975
2008 credit facility (secured)	181,641
2011 credit facility (secured)	14,000
2013 credit facility (secured)	216,323

Total debt	$597,939

Partners’ capital(1)
General partner (2,439,989 general partner units issued and outstanding as of June 30, 2016)	$16,659
Limited partners—common units (120,409,456 issued and outstanding as of June 30, 2016)	$794,014
Limited partners—Class B Units (12,983,333 issued and outstanding as of June 30, 2016)	$110,505

Total partners’ capital	$921,178

Total capitalization	$1,519,117

(1)	Partners’ Capital does not reflect payment of distributions amounting to $12.0 million in August 2016.

PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

Our common units were first offered on NASDAQ on March 30, 2007, at an initial price of $21.50 per unit. Our common units are listed for trading on the NASDAQ under the symbol “CPLP”.

The following table sets forth, for the periods indicated, the overall high and low closing sales prices per common unit, as reported on NASDAQ, and the amount of quarterly cash distribution per unit. Distributions are shown for the quarter with respect to which they were declared. Cash distributions were declared and paid within approximately 45 days following the close of each quarter. The closing price of our common units on NASDAQ on September 9, 2016 was $3.58.

	High	Low	Quarterly Cash Distributions
Year Ended: December 31,
2015	$9.94	$5.05
2014	11.56	6.79
2013	10.57	6.81
2012	8.74	6.21
2011	11.32	4.89
Quarter Ended:
June 30, 2016	3.16	2.98	$0.075
March 31, 2016	5.52	3.16	0.075
December 31, 2015	6.16	5.52	0.2385
September 30, 2015	7.81	6.16	0.2385
June 30, 2015	9.50	7.81	0.2365
March 31, 2015	9.50	8.00	0.2345
December 31, 2014	9.90	6.79	0.2325
September 30, 2014	11.56	9.79	0.2325
Month Ended:
September 30, 2016(1)	3.70	3.52
August 31, 2016	3.72	3.35
July 31, 2016	3.77	2.98
June 30, 2016	2.98	2.94
May 31, 2016	2.94	2.80
April 30, 2016	3.16	2.80
March 31, 2016	3.35	3.16

(1)	For the period up to and including September 9, 2016.

DESCRIPTION OF THE COMMON UNITS

The Units

The common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under the Partnership Agreement.

For a description of the rights and privileges of holders of common units in and to partnership distributions, please read “How We Make Cash Distributions” in the prospectus included in our registration statement on Form F-1 filed with the SEC on March 19, 2007, as well as the section entitled “Cash Distributions”, beginning on page S-27 of this prospectus supplement. For a description of the rights and privileges of limited partners under the Partnership Agreement, including voting rights, please refer to “The Partnership Agreement” in the prospectus included in our registration statement on Form F-1 filed with the SEC on March 19, 2007, our reports on Form 6-K furnished on September 30, 2011, May 23, 2012, March 21, 2013 and August 26, 2014, as well as the Partnership Agreement.

Transfer Agent and Registrar

Duties

Computershare will serve as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by common unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If a successor has not been appointed or has not accepted its appointment within 30 days after notice of the resignation or removal, our general partner may, at the direction of our board of directors, act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with the Partnership Agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by the Partnership Agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, the Partnership Agreement; and

•	gives the consents and approvals contained in the Partnership Agreement, such as the approval of all transactions and agreements we are entering into in connection with our formation and this offering.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

CASH DISTRIBUTIONS

Rationale for Our Cash Distribution Policy

Our cash distribution policy generally reflects a basic judgment that our unitholders are better served by us distributing our available cash (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves, including any capital reserve) rather than retaining it. Because we believe that, subject to market conditions, we will generally finance any expansion capital expenditures from external financing sources, we believe that our investors are best served by us distributing all of our available cash. The board of directors seeks to maintain a balance between the level of reserves it takes to protect our financial position and liquidity against the desirability of maintaining distributions on the limited partnership interests. We intend to review our distributions from time to time in the light of a range of factors, including, among other things, our access to the capital markets, the repayment or refinancing of our external debt, the level of our capital expenditures and our ability to pursue accretive transactions. Our cash distribution policy is consistent with the terms of the Partnership Agreement, which requires that we distribute all of our available cash quarterly after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves and subject to the prior distribution rights of any holders of the Class B Units.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that unitholders will receive quarterly distributions from us. In particular, you should carefully consider the relevant risks included in the sections entitled “Risk Factors”, beginning on page S-12 of this prospectus supplement and beginning on page 9 of the accompanying base prospectus, and under the heading “Risk Factors” beginning on page 9 of our Annual Report. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

•	Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our Partnership Agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our board of directors to establish reserves and other limitations.

•	While our Partnership Agreement requires us to distribute all of our available cash, our Partnership Agreement, including provisions requiring us to make cash distributions contained therein, may be amended. The Partnership Agreement can be amended in certain circumstances with the approval of a majority of the outstanding common units (including in certain circumstances described in our Partnership Agreement with the holders of Class B Units voting on an as-converted basis). As of the date hereof and prior to giving effect to this offering of common units, the Marinakis family, including Evangelos M. Marinakis, may be deemed to beneficially own on a fully diluted basis a 16.7% interest and on a non-fully diluted basis a 18.5% interest in us through its beneficial ownership of common units through, amongst others, Capital Maritime.

•	Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our Partnership Agreement and the establishment of any reserves for the prudent conduct of our business.

•	Under Section 51 of the Marshall Islands Limited Partnership Act, we may not make a distribution if the distribution would cause our liabilities (other than liabilities to partners on account of their partnership interest and liabilities for which the recourse of creditors is limited to specified property of ours) to exceed the fair value of our assets, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in our assets only to the extent that the fair value of that property exceeds that liability.

•

Our common units are subject to the prior distribution rights of any holders of our preferred units then outstanding. As of the date of this prospectus supplement, there were 12,983,333 Class B Units issued and outstanding. Under the terms of our Partnership Agreement, we are prohibited from declaring and paying distributions on our common units until we declare and pay (or set aside for payment) full distributions on the Class B Units. Furthermore, pursuant to the terms of the Third Amendment to our Partnership Agreement, dated as of March 19, 2013, an upward adjustment to the distribution rate for the Class B Units occurs in the event the distribution rate on our common units is increased.

•	We may lack sufficient cash to pay distributions on our common units due to decreases in net revenues or increases in operating expenses, principal and interest payments on outstanding debt, tax expenses, working capital requirements, maintenance and replacement capital expenditures, anticipated cash needs or the payment of distributions on the Class B Units, which our Partnership Agreement requires us to pay prior to distributions on our common units.

•	Our distribution policy will be affected by restrictions on distributions under our revolving credit facilities which contain material financial tests and covenants that must be satisfied. Should we be unable to satisfy these terms, covenants and restrictions included in our credit facilities or if we are otherwise in default under the credit agreements, our ability to make cash distributions to our unitholders, notwithstanding our stated cash distribution policy, would be materially adversely affected.

•	If we make distributions out of capital surplus, as opposed to operating surplus, such distributions will constitute a return of capital and will result in a reduction in the quarterly distribution and the target distribution levels. We do not anticipate that we will make any distributions from capital surplus.

•	If the ability of our subsidiaries to make any distribution to us is restricted by, among other things, the provisions of existing and future indebtedness, applicable partnership and limited liability company laws or any other laws and regulations, our ability to make distributions to our unitholders may be restricted.

Quarterly Common Distributions; Historic Distributions

Our common unitholders are entitled under our Partnership Agreement to receive a quarterly distribution to the extent we have sufficient cash on hand to pay the distribution after we establish cash reserves, pay fees and expenses and make distributions to Class B unitholders, which our Partnership Agreement requires us to pay prior to distributions on our common units. Although we intend to continue, subject to market conditions, to make strategic acquisitions and to take advantage of our unique relationship with Capital Maritime in a prudent manner that is accretive to our unitholders and to long-term distribution growth, there is no guarantee that we will pay a quarterly distribution on the common units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of the Partnership Agreement and other factors. We will be prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default exists, under the terms of our credit facilities.

We have generally declared distributions on our common units in January, April, July and October of each year and paid those distributions in the subsequent month. In January 2010, we introduced an annual distribution guidance of $0.90 per unit per annum, which was revised in July 2010 upwards to $0.93 per unit per annum, or $0.2325 per quarter. Between April 2015 and October 2015, we increased our quarterly distribution by $0.002 every quarter to $0.2385 for the third quarter of 2015. Our board of directors chose to maintain the distribution level for the fourth quarter of 2015 at $0.2385, due to, among other factors, the severe pricing dislocation affecting master limited partnerships observed at the end of 2015 and at the beginning of 2016.

In April 2016, in the face of severely depressed trading prices for master limited partnerships, including us, a significant deterioration in our cost of capital and potential loss of revenue, the board of directors issued new annual distribution guidance of $0.30 per unit per annum, or $0.075 per quarter. We made distributions on our common units consistent with this new guidance in May 2016 and August 2016. For more information, see “Recent Developments— Establishment of a Capital Reserve and Distribution Guidance”.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus (as defined in the Partnership Agreement) after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the Partnership Agreement. Except for transfers of incentive distribution rights to an affiliate or another entity as part of our general partner’s merger or consolidation with or into, or sale of substantially all of its assets to such entity, the approval of a majority of our common units and Class B Units, considered together as a single class (excluding those common units held by our general partner and its affiliates), is required for a transfer of the incentive distribution rights to a third party prior to March 31, 2017. Any transfer by our general partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

Percentage Allocations of Available Cash From Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus among the unitholders and our general partner up to the various target distribution levels. The percentage allocations in the table are subject to the distribution rights of the holders of our Class B Units. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders and our general partner in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount”, until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our general partner assume that, upon conversion of its general partner units, our general partner maintains an approximately 2% general partner interest and assume our general partner has not transferred the incentive distribution rights.

	Total Quarterly Distribution Target Amount Per Unit	Marginal Percentage Interest in Distributions
		Unitholders	General Partner
Minimum Quarterly Distribution	$0.2325	98%	2%
First Target Distribution	up to $0.2425(1)	98%	2%
Second Target Distribution	above $0.2425(1) up to $0.2675	85%	15%
Third Target Distribution	above $0.2675 up to $0.2925	75%	25%
Thereafter	above $0.2925	65%	35%

(1)	As disclosed on our Current Report on Form 6-K furnished on August 26, 2014, Capital Maritime unilaterally notified the Partnership that it decided to waive its rights to receive quarterly incentive distributions between $0.2425 and $0.25. Capital Maritime waived these rights after discussion with, and with the unanimous support of, the conflicts committee of our board of directors. This waiver effectively increases the First Target Distribution and the lower bound of the Second Target Distribution (as referenced in the table above) from $0.2425 to $0.25.

NON-UNITED STATES TAX CONSEQUENCES

Marshall Islands Tax Consequences

The following is the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and is based on and relates solely to the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business or transactions in the Republic of the Marshall Islands and are not citizens of the Republic of the Marshall Islands.

Because we and our subsidiaries do not, and we do not expect that we or our subsidiaries will, conduct business, operations or transactions in the Marshall Islands, and because all documentation related to this offering will be executed outside of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our units, and you will not be required by the Marshall Islands to file a tax return relating to the units.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of his investment in us. Accordingly, each prospective unitholder is urged to consult his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as U.S. federal tax returns, that may be required of him.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with UBS Securities LLC as sales agent, under which we may offer and sell common units representing limited partner interests in Capital Product Partners L.P. having an aggregate offering amount of up to $50,000,000 through our sales agent. These sales, if any, will be made pursuant to the terms of an equity distribution agreement between us and the sales agent, which we previously filed as an exhibit to a Report on Form 6-K with the SEC which is incorporated herein by reference, and will be made by means of ordinary brokers’ transactions through the facilities of the NASDAQ Global Select Market (“NASDAQ”), any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed between us and the sales agent.

Under the terms of the equity distribution agreement, we also may sell common units to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell common units to the sales agent as principal, we will enter into a separate agreement with the sale agent and we will describe this agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum amount of common units to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per common unit at which such common units may be sold. Subject to the terms and conditions of the equity distribution agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated common units. We may instruct the sales agent not to sell any common units if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of common units at any time and from time to time by notifying the other party.

The sales agent will provide to us written confirmation following the close of trading on the NASDAQ each day in which common units are sold under the equity distribution agreement. Each confirmation will include the number of common units sold on that day, the gross sales proceeds and the net proceeds to us (before other expenses). We will report at least quarterly the number of common units sold through the sales agents under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the sales agents in connection with the sales of the common units.

Commissions

We will pay the sales agent a commission of up to 2.0% of the gross sales price per common unit sold through it as our agent under the equity distribution agreement. We have agreed to reimburse the sales agent for certain of its expenses.

Settlement for sales of common units will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we have, or our sales agent has, reason to believe that our common units are no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that party will promptly notify the other and sales of common units pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of common units pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common units subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by us or by the sales agent.

In connection with the sale of the common units on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act, and to contribute to payments that may be required to be made in respect of these liabilities.

Listing

Our common units are listed on NASDAQ under the symbol “CPLP”.

Conflicts of Interest

The agent and its affiliates are a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The sales agent and its affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received, or will receive, customary fees and expenses.

In the ordinary course of its various business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The sales agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

FINRA

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the common units offered pursuant to this prospectus supplement. Because FINRA views the common units offered hereby as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA Rules.

Electronic Distribution

A prospectus in electronic format may be made available by the sales agent or its affiliates.

Other than the prospectus in electronic format, the information on the sales agent’s or its affiliates’ website is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the sales agent in its capacity as a sales agent and should not be relied upon by investors.

Foreign Selling Legends

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common units may only be made to persons (the “Exempt Investors”), who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common units without disclosure to investors under Chapters 6D and 7 of the Corporations Act.

The common units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapters 6D and 7 of the Corporations Act would not be required pursuant to an exemption under both section 708 and Subdivision B of Division 2 of Part 7.9 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapters 6D and 7 of the Corporations Act. Any person acquiring common units must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of the common units in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of such common units. Accordingly, any person making or intending to make an offer in that Relevant Member State of common units which are the subject of an offering contemplated in this prospectus supplement and the accompanying base prospectus may only do so in circumstances in which no obligation arises for us or the sales agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the sales agent has authorized, nor do we or they authorize, the making of any offer of common units in circumstances in which an obligation arises for us or the sales agent to publish a prospectus for such offer.

In relation to each Relevant Member State, an offer to the public of the common units described in this prospectus supplement and the accompanying base prospectus may not be made in that Relevant Member State, other than under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining our prior consent of for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common units shall require us or the sales agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any common units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common units to be offered so as to enable an investor to decide to purchase or subscribe for the common units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the sales agent with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the sales agent, is authorized to make any further offer of the securities on behalf of us or the sales agent.

Notice to Prospective Investors in Germany

This prospectus supplement does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”) or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in the Germany that would permit a public offering of the securities, or distribution of a prospectus or any other offering material relating to the securities. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus supplement been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Notice to Prospective Investors in Hong Kong

The common units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the Netherlands

The common units may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Switzerland

The common units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the common units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of common units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common units.

Notice to Prospective Investors in the United Kingdom

Our partnership may constitute a “collective investment scheme” as defined by section 235 of the Financial Services and Markets Act 2000 (“FSMA”) that is not a “recognised collective investment scheme” for the purposes of FSMA (“CIS”) and that has not been authorised or otherwise approved. As an unregulated scheme, it cannot be marketed in the United Kingdom to the general public, except in accordance with FSMA. In the United Kingdom, this prospectus supplement and the accompanying base prospectus are only being distributed and are only directed at:

i.	if we are a CIS and are marketed by a person who is an authorised person under FSMA, (a) investment professionals falling within Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) Order 2001, as amended (the “CIS Promotion Order”) or (b) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 22(2)(a) to (d) of the CIS Promotion Order; or

ii.	otherwise, if marketed by a person who is not an authorised person under FSMA, (a) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (b) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order,

(all such persons together being referred to as “Relevant Persons”).

In the United Kingdom, the common units are only available to, and any investment or investment activity to which this prospectus supplement relates (including any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common units) will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement, the accompanying base prospectus, or any of their contents.

The sales agent has represented and agreed that:

a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement in connection with the common units to persons to whom such an such an invitation or inducement can lawfully be communicated or caused to be communicated under applicable United Kingdom law and regulation (including Section 21 and Section 238 of FSMA); and

b)	it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the common units in, from or otherwise involving the United Kingdom.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon by Watson Farley & Williams LLP, as to matters of Marshall Islands law, and by Sullivan & Cromwell LLP, as to matters of New York law. Certain matters with respect to this offering will be passed upon for the sales agent by Cravath, Swaine & Moore LLP. Cravath, Swaine & Moore LLP has represented CPLP and its related parties from time to time.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from Capital Product Partners L.P. (“CPLP”) Annual Report on Form 20-F for the year ended December 31, 2015, and the effectiveness of CPLP’s internal control over financial reporting, have been audited by Deloitte Certified Public Accountants S.A. (formerly known as Deloitte Hadjipavlou, Sofianos & Cambanis S.A.), an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., GR 151 25, Maroussi, Athens, Greece.

EXPENSES

The following table sets forth estimates of the main costs and expenses, other than the sales agents’s commissions, in connection with this offering.

Legal fees and expenses	$700,000
Accounting fees and expenses	30,000
Printing and engraving costs	15,000
Transfer agent fees and other	10,000
Miscellaneous	100,000

Total	$855,000

PROSPECTUS

$500,000,000

Capital Product Partners L.P.

Common Units

Preferred Units

Debt Securities

This prospectus relates to:

•	Common units;

•	Preferred units; and

•	Debt Securities, including debt securities convertible into or exchangeable for common units or other securities.

The aggregate offering price of the securities issued under this prospectus may not exceed $500,000,000. We may offer these common units, preferred units or debt securities directly or to or through underwriters, dealers or other agents. The names of any underwriters or dealers will be set forth in the applicable prospectus supplement.

Our common units trade on the Nasdaq Global Market under the symbol “CPLP.”

This prospectus provides you with a general description of the common units, preferred units and debt securities. Each time we offer to sell common units, preferred units or debt securities, we will provide a prospectus supplement that will contain specific information about those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described under “Risk Factors” beginning on page 9 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2016

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or “the Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $500,000,000 in total aggregate offering price of the common units, preferred units or debt securities, each as described in this prospectus. This prospectus generally describes Capital Product Partners L.P. and the securities we may offer. Each time we offer securities with this prospectus, we will provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including the specific terms of the securities being offered. The prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated, references in this prospectus to “Capital Product Partners,” the “Partnership”, “CPLP”, “we”, “us” or “our” refer to Capital Product Partners L.P.; “Capital Maritime” or “CMTC” refer to Capital Maritime & Trading Corp., our sponsor, and “Capital Ship Management” or the “Manager” refer to Capital Ship Management Corp., a subsidiary of Capital Maritime and our manager. Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States or “GAAP.” References to our “Annual Report” are to our Annual Report on Form 20-F for the year ended December 31, 2015 incorporated by reference herein.

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information appearing in this prospectus or information we previously filed with or furnished to the SEC that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

CAPITAL PRODUCT PARTNERS L.P.

We are a limited partnership organized under the laws of the Republic of the Marshall Islands on January 16, 2007, by Capital Maritime, an international shipping company with a long history of operating and investing in the shipping market. We maintain our principal executive headquarters at 3 Iassonos Street, Piraeus, 18537 Greece and our telephone number is +30 210 4584 950.

We are an international owner of crude tanker, product tanker, container and drybulk vessels. Our vessels trade on a worldwide basis and are capable of carrying a wide range of cargoes, including crude oil, refined oil products, such as gasoline, diesel, fuel oil and jet fuel, edible oils and certain chemicals, such as ethanol, as well as containerized goods and dry cargo. As of the date of this prospectus, our fleet consists of 35 modern high-specification vessels with an average age of approximately 6.7 years. Our fleet comprises four Suezmax crude oil tankers with total carrying capacity of 0.6 million dwt, 20 medium range product tankers with total carrying capacity of 0.9 million dwt, ten post-panamax container carrier vessels with total carrying capacity of 0.9 million dwt and one Capesize bulk carrier with carrying capacity of 0.2 million dwt.

On April 3, 2007, we completed our initial public offering (the “IPO”) on the Nasdaq Global Select Market of 13,512,500 common units at a price of $21.50 per unit. Capital Ship Management, our manager, provides management and technical services to us in connection with our vessels under fixed and floating rate arrangements. Since the IPO, we have increased the size of our fleet in terms of both number of vessels and carrying capacity, and Capital Maritime has granted us a right of first offer for any product or crude oil tankers with a carrying capacity greater than or equal to 30,000 dwt in its fleet. In addition, we have a right of first refusal over eight newbuild eco medium range product tankers built by Samsung Heavy Industries (Ningbo) Co. Ltd. We intend to continue to make strategic acquisitions and to take advantage of our relationship with Capital Maritime. As of December 31, 2015, the Marinakis family, including Evangelos M. Marinakis, our former chairman, may be deemed to beneficially own on a fully converted basis a 16.4% interest in us (18.1% on a non-fully converted basis), through, among others, Capital Maritime.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 of the securities described in this prospectus in one or more offerings. Each time we sell securities, the specific terms of the securities to be offered and any other information relating to a specific offering will be set forth in an amendment to the registration statement of which this prospectus is a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.

Any such amendment to the registration statement of which this prospectus is a part, or any such prospectus supplement, may include additional risk factors or other special considerations applicable to those securities and may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any amendment to the registration statement of which this prospectus is a part or any prospectus supplement, you should rely on the information in that amendment to the registration statement of which this prospectus is a part or that prospectus supplement.

In addition, we are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above.

As a foreign private issuer, we are exempt under the Securities Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors and principal unitholders and the executive officers of our general partner are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we furnish or make available to our unitholders annual reports containing our audited consolidated financial statements prepared in accordance with U.S. GAAP and make available to our unitholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

CPLP files annual reports with and furnishes other reports and information to the SEC. You may read and copy any document CPLP files with or furnishes to the SEC free of charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain documents CPLP files with or furnishes to the SEC on the SEC website at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. Please visit the website or call the SEC at +1 (800) 732-0330 for further information about its public reference room. Reports and other information concerning the business of CPLP may also be inspected at the offices of the Nasdaq Global Select Market at One Liberty Plaza, 165 Broadway, New York, NY 10006.

We also make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.capitalpplp.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with or furnish to the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus.

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document that is incorporated by reference into this prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below, which we have previously filed with or furnished to the SEC. These documents contain important information about us and our financial condition, business and results.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (our “Annual Report”);

•	Current Report on Form 6-K furnished on March 1, 2016; and

•	The description of our common units contained in our Registration Statement on Form 8-A filed on March 20, 2007 and the Current Reports filed on From 6-K for the purpose of updating such description on September 30, 2011, May 23, 2012, March 21, 2013 and August 26, 2014.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Current Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such Current Reports state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have, and any underwriters have not, not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where their offer or sale is not permitted. You should not assume that the information contained in this prospectus or information we previously filed with or furnished to the SEC that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided in the section of this prospectus captioned “Where You Can Find More Information.” You also may request a copy of any document incorporated by reference in this prospectus (excluding exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.capitalpplp.com. The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You may also make requests for such documents at no cost by writing or calling us at the following address:

Capital Product Partners L.P.

Investor Relations Representative

Nicolas Bornozis, President

Capital Link, Inc.

230 Park Avenue—Suite 1536

New York, NY 10160, USA

Tel: +1 212 661-7566

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis included or incorporated by reference in this prospectus concerning our business, operations, cash flows, and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, financial condition and the markets in which we operate, and involve risks and uncertainties. In some cases, you can identify the forward-looking statements by the use of words such as “may”, “might”, “could”, “should”, “would”, “expect”, “plan”, “anticipate”, “likely”, “intend”, “forecast”, “believe”, “estimate”, “project”, “predict”, “propose”, “potential”, “continue”, “seek” or the negative of these terms or other comparable terminology. Although these statements are based upon assumptions we believe to be reasonable based upon available information, including projections of revenues, operating margins, earnings, cash flow, working capital and capital expenditures, they are subject to risks and uncertainties that are described more fully in this prospectus in the section titled “Risk Factors” beginning on page 9 of this prospectus or documents incorporated by reference in this prospectus. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements. Forward-looking statements appear in a number of places in this prospectus or documents incorporated by reference in this prospectus and include statements with respect to, among other things:

•	expectations regarding our ability to make distributions on our common units and our Class B Convertible Preferred Units (the “Class B Units”), which rank senior to our common units and receive distributions prior to any distributions on our common units;

•	our ability to increase our distributions over time;

•	global economic outlook and growth;

•	shipping conditions and fundamentals, including the balance of supply and demand in the tanker, drybulk and container markets in which we operate, as well as trends and conditions in the newbuilding markets and scrapping of older vessels;

•	increases or decreases in domestic or worldwide oil consumption;

•	increases or decreases in seaborne transportation of containerized goods;

•	future supply of, and demand for, refined products and crude oil;

•	future refined product and crude oil prices and production;

•	our ability to operate in various new markets, including the tanker, drybulk and container carrier markets;

•	tanker, drybulk and container carrier industry trends, including charter rates and factors affecting the chartering of vessels;

•	our future financial condition or results of operations and our future revenues and expenses, including revenues from any profit sharing arrangements, and required levels of reserves;

•	future levels of operating surplus and levels of distributions, as well as our future cash distribution policy;

•	future charter hire rates and vessel values;

•	anticipated future acquisitions of vessels from Capital Maritime and from third parties, including the eight newbuild Samsung eco medium range product tankers controlled by Capital Maritime on which we have a right of first refusal;

•	anticipated future chartering arrangements with Capital Maritime and third parties;

•	our ability to secure employment for our vessels that come off their current charters;

•	our ability to leverage to our advantage Capital Maritime’s relationships and reputation in the shipping industry;

•	our ability to compete successfully for future chartering and newbuilding opportunities;

•	our current and future business and growth strategies and other plans and objectives for future operations;

•	our ability to access debt, credit and equity markets;

•	changes in the availability and costs of funding due to conditions in the bank market, capital markets and other factors;

•	our ability to refinance and/or repay our debt and/or achieve further postponement of any amortization of our debt if necessary under the current terms of our credit facilities;

•	interest rate developments in any of our funding currencies;

•	the ability of our customers to meet their obligations under the terms of our charter agreements, including the timely payment of the rates under the agreements;

•	the financial condition, viability and sustainability of our customers, including their ability to obtain liquidity and access the capital markets;

•	changes in interest rates and any interest rate hedging practices in which we may engage;

•	the debt amortization payments and repayment of debt and settling of interest rate swaps we may make, if any;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	our ability to maintain long-term relationships with major refined product importers and exporters, major crude oil companies and major commodity traders, operators and liner companies;

•	the ability of our Manager to qualify for short- and long-term charter business with oil major charterers and oil traders, drybulk operators and liner companies;

•	our ability to maximize the use of our vessels, including the redeployment or disposition of vessels no longer under long-term time charter;

•	our continued ability to enter into long-term, fixed-rate time charters with our charterers and to recharter our vessels as their existing charters expire at attractive rates;

•	the changes to the regulatory requirements applicable to the shipping and oil transportation industry, including, without limitation, stricter requirements adopted by international organizations, such as the International Maritime Organization and the European Union, or by individual countries or charterers and actions taken by regulatory authorities and governing such areas as safety and environmental compliance;

•	the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, including with new environmental regulations and standards being introduced, as well as with standard regulations imposed by our charterers applicable to our business;

•	the impact of heightened regulations and the actions of regulators and other government authorities, including anti-corruption laws and regulations, as well as sanctions and other governmental actions;

•	our anticipated general and administrative expenses and our costs and expenses under the management agreements and the administrative services agreement with our Manager, and for reimbursement for fees and costs of Capital GP L.L.C., our general partner;

•	increases in costs and expenses, including but not limited to crew wages, insurance, provisions, port expenses, lubricating oil, bunkers, repairs, maintenance and general and administrative expenses;

•	the adequacy of our insurance arrangements and our ability to obtain insurance and required certifications;

•	the impact on operating expenses of the floating fee structure under which an increasing number of our vessels are managed;

•	potential increases in costs and expenses under our management agreements following expiration and/or renewal of such agreements in connection with certain of our vessels;

•	the impact of heightened environmental and quality concerns of insurance underwriters and charterers;

•	the anticipated taxation of our partnership and distributions to our common and Class B unitholders;

•	estimated future maintenance and replacement capital expenditures;

•	expected demand in the shipping sectors in which we operate in general and the demand for our crude oil and product tankers, container and drybulk vessels in particular;

•	the expected lifespan and condition of our vessels;

•	our ability to employ and retain key employees;

•	our track record, and past and future performance, in safety, environmental and regulatory matters;

•	potential liability and costs due to environmental, safety and other incidents involving our vessels;

•	the effects of increasing emphasis on environmental and safety concerns by customers, governments and others, as well as changes in maritime regulations and standards;

•	expected financial flexibility to pursue acquisitions and other expansion opportunities;

•	anticipated funds for liquidity needs and the sufficiency of cash flows;

•	our transition in leadership following Mr. Gerasimos (Jerry) Kalogiratos’ appointment as Chief Executive Officer and Chief Financial Officer;

•	the performance and expected cost savings of the vessels we have acquired from CMTC, including three newbuild Daewoo 9,288 TEU eco-flex containerships (collectively, the “Dropdown Containerships”), and two newbuild Samsung eco medium range product tankers (collectively, the “Dropdown Tankers” and, together with the Dropdown Containerships, the “Dropdown Vessels”), and any new technologies incorporated into their construction, at least some of which may not have yet been tested; and

•	future sales of our units in the public market.

These and other forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties, including those risks discussed in our Annual Report under the heading “Risk Factors” and in this prospectus in the section titled “Risk Factors” beginning on page 9. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Unless required by law, we expressly disclaim any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in this prospectus, our Annual Report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Although many of our business risks are comparable to those that a corporation engaged in a similar business would face, limited partner interests differ from the capital stock of a corporation in certain respects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our securities could decline and you could lose all or part of your investment. You should carefully consider the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the information that we have incorporated herein by reference in evaluating an investment in us. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

We hereby incorporate by reference all of our risk factors included in our Annual Report on Form 20-F for the year ended December 31, 2015 or included in any Annual Report on Form 20-F or Current Report on Form 6-K filed or furnished after the date of this prospectus (in the case of Current Reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus).

RISK RELATING TO CPLP’s COMMON UNITS

We cannot assure you that we will pay any distributions to holders of our common units.

We currently observe a cash dividend and cash distribution policy implemented by our board of directors. The actual declaration of future cash distributions, and the establishment of record and payment dates, is subject to the terms of the partnership agreement and final determination by our board of directors each quarter after its review of financial performance. Our ability to grow and pay distributions in any period will depend upon factors, including, but not limited to, our financial condition, results of operations, prospects and applicable provisions of Marshall Islands law. Further, holders of our common units are subject to the prior distribution rights of any holders of our preferred units then outstanding. As of the date hereof, there are 12,983,333 Class B Units issued and outstanding. Under the terms of our partnership agreement, we are prohibited from declaring and paying distributions on our common units until we declare and pay (or set aside for payment) full distributions on the Class B Units. We may not have sufficient cash available each quarter to pay the declared quarterly distribution per Class B or per common unit following establishment of cash reserves and payment of fees and expenses.

The timing and amount of distributions, if any, could be affected by factors affecting cash flows, results of operations, required capital expenditures, compliance with our loan covenants, or reserves. Maintaining the distribution policy will depend on shipping market developments and the charter rates we earn when we recharter our vessels, the ability of our customers to meet their obligations under the terms of our charter agreements, our cash earnings, financial condition and cash requirements, and could be affected by a variety of factors, including the loss of a vessel, required capital expenditures, reserves established by our board of directors, increased or unanticipated expenses, refinancing or repayment of indebtedness, additional borrowings and compliance with our loan covenants, our anticipated future cost of capital and access to equity and debt capital markets including for the purposes of refinancing or repaying existing indebtedness, asset valuations or future issuances of securities, which may be beyond our control.

Under Marshall Islands law, a limited partnership shall not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the limited partnership, exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability.

The amount of cash we generate from our operations may differ materially from our profit or loss for the period, which will be affected by non-cash items. As a result of this and the other factors mentioned above, we may make cash distributions during periods when we record losses and may not make cash distributions during periods when we record net income.

Subject to limited exceptions, our distribution policy may be changed at any time, and from time to time, by our board of directors.

Our common units are equity securities and are subordinated to our existing and future indebtedness and our Class B Units.

Our common units are equity interests in us and do not constitute indebtedness. The common units rank junior to all indebtedness and other non-equity claims on us with respect to the assets available to satisfy claims, including a liquidation of the Partnership. Additionally, holders of the common units are subject to the prior distribution and liquidation rights of any holders of the Class B Units and any other preferred units we may issue in the future.

As long as our outstanding Class B Units remain outstanding, distribution payments relating to our common units are prohibited under our partnership agreement, until all accrued and unpaid distributions are paid on the Class B Units.

Our board of directors is authorized to issue additional classes or series of preferred units without the approval or consent of the holders of our common units. In addition, holders of the Class B Units have the right to convert all or a portion of their Class B Units at any time into common units. As of the date hereof, there are 12,983,333 Class B Units issued and outstanding. Any such actions as described above could adversely affect the market price of our common units.

Future sales of our common units or the issuance of additional preferred units or debt securities could cause the market price of our common units to decline.

The market price of our common units could decline due to sales of a large number of units or the issuance of debt securities in the market, or the perception that these sales could occur.

These sales could also make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate to raise funds through future offerings of common units.

In addition, pursuant to the terms of our partnership agreement, holders of our Class B Units may convert all or a portion of their Class B Units into common units at any time, and from time to time, at a ratio of one-for-one, such conversion ratio to be adjusted in the event that, among other certain anti-dilution protection provisions, the distribution rate on our common units is increased. As of December 31, 2015, certain Class B unitholders, including Capital Maritime, have converted an aggregate of 11,672,221 Class B Units into 11,672,221 common units. As of December 31, 2015, there were 12,983,333 Class B Units outstanding. During 2015, our sponsor converted 315,908 common units into general partner units and delivered such units to our general partner in order for it to maintain its 2% interest in us. For a more thorough description of the rights and privileges of our Class B unitholders under our partnership agreement, including voting rights, please refer to our partnership agreement, as amended, filed as Exhibit I to our Current Report on Form 6-K dated February 22, 2010, as Exhibit I to our Current Report on Form 6-K dated September 30, 2011, as Exhibit II to our Current Report on Form 6-K/A dated May 23, 2012, as Exhibit II to our Current Report on Form 6-K dated March 21, 2013 and as Exhibit A to Exhibit I to our Current Report on Form 6-K dated August 26, 2014.

We may issue additional equity securities without your approval, which would dilute your ownership interests.

We may, without the approval of our unitholders, issue an unlimited number of additional units or other equity securities, including securities to Capital Maritime. To date, we have issued 24,655,554 Class B Units to certain investors, which are convertible on a one-for-one basis into common units under certain circumstances. As of December 31, 2015, as a result of conversions, there were 12,983,333 Class B Units remaining outstanding. In September 2011, we issued 24,967,240 common units to holders of Crude Carriers’ shares, in a unit-for-share transaction whereby Crude Carriers became a wholly owned subsidiary of ours. We have also issued common units in connection with the acquisition of certain of our vessels, to repay outstanding indebtedness or for other purposes, either directly to Capital Maritime or through public offerings. In August 2013, we issued 279,286 common units in connection with the purchase of the Hyundai Prestige, Hyundai Privilege and Hyundai Platinum. In September 2014, we issued an aggregate of 17,250,000 common units in a public offering. We used part of the proceeds from this offering to acquire from Capital Maritime 5,950,610 common units, which were canceled immediately after their acquisition. In April 2015, we issued an aggregate of 14,555,000 million units, which included a sale of 1,100,000 common units to Capital Maritime. The net proceeds from this offering were partly used for the repayment of $115.9 million under three of our credit facilities and for general corporate purposes. Also, in August 2014, following approval obtained from our limited partners at our 2014 annual meeting, we amended and restated our Omnibus Incentive Compensation Plan, adopted in April 2008, as amended (the “Plan”), to increase the maximum number of restricted units authorized for issuance thereunder from 800,000 to 1,650,000, of which 795,200 have been previously issued and vested and 850,000 were issued in December 2015 and remained unvested as of December 31, 2015. We may make additional issuances in the future.

The issuance by us of additional units or other equity securities of equal or senior rank may have the following effects:

•	our unitholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished; and

•	the market price of the units may decline.

CPLP’s organization as a limited partnership under the laws of the Republic of the Marshall Islands may limit the ability of unitholders to protect their interests.

Our affairs are governed by our partnership agreement and the Marshall Islands Limited Partnership Act (“MILPA”). The provisions of the MILPA resemble provisions of the limited partnership laws of a number of states in the United States, most notably Delaware. The MILPA also provides that it is to be applied and construed to make the laws of the Marshall Islands, with respect to the subject matter of the MILPA, as it relates to nonresident limited partnerships, such as us, uniform with the laws of the State of Delaware and, so long as it does not conflict with the MILPA or decisions of the High and Supreme Courts of the Republic of the Marshall Islands, the non-statutory law (or case law) of the State of Delaware is adopted as the law of the Marshall Islands. However, there have been few, if any, judicial cases in the Republic of the Marshall Islands interpreting the MILPA. For example, the rights and fiduciary responsibilities of directors under the laws of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Although the MILPA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware, our public unitholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling unitholders than would shareholders of a limited partnership organized in a U.S. jurisdiction.

It may not be possible for investors to enforce U.S. judgments against CPLP.

We are organized under the laws of the Republic of the Marshall Islands, as are our general partner and most of our subsidiaries. Most of our directors and the directors and officers of our general partner and those of our subsidiaries are residents of countries other than the United States. Substantially all of our assets and those of our subsidiaries are located outside the United States. As a result, it may be difficult or impossible for U.S.

investors to serve process within the United States upon us or to enforce judgment upon us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or organized or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would impose, in original actions, liabilities against us or our subsidiaries based upon these laws.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general partnership purposes, which may include, among other things:

•	acquisitions, including vessel acquisitions;

•	paying or refinancing all or a portion of our indebtedness outstanding at the time;

•	funding working capital or capital expenditures; and

•	acquisition of our common units.

The actual application of proceeds from the sale of any particular offering of securities covered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

PRICE RANGE OF COMMON UNITS

Our common units started trading on the Nasdaq Global Market under the symbol “CPLP” on March 30, 2007. The following table sets forth the high and low closing market prices in U.S. Dollars for our common units for each of the periods indicated.

	High	Low
Year Ended: December 31,
2015	9.94	5.05
2014	11.56	6.79
2013	10.57	6.81
2012	8.74	6.21
2011	11.32	4.89
Quarter Ended:
December 31, 2015	7.57	5.05
September 30, 2015	8.18	5.94
June 30, 2015	9.93	7.78
March 31, 2015	9.94	7.84
December 31, 2014	9.90	6.79
September 30, 2014	11.56	9.79
June 30, 2014	11.56	10.53
March 31, 2014	11.15	9.68
Month Ended:
March 31, 2016	3.63	2.51
February 29, 2016	4.67	3.20
January 31, 2016	5.25	3.55
December 31, 2015	6.31	5.05
November 30, 2015	7.49	6.24
October 31, 2015	7.57	6.34
September 30, 2015	7.36	5.94

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to (a) fixed charges and (b) fixed charges and preferred unit distributions for the periods presented.

For the purpose of calculating such ratios, “earnings” consist of CPLP’s net income before fixed charges. “Fixed charges” consist of interest expense and amortization of debt issuance finance costs. “Preferred dividend declared” represents the amount of pre-tax earnings that is required to pay the distributions on outstanding preferred units and is computed as the amount of (a) the distribution divided by (b) the result of one minus the effective income tax rate applicable to continuing operations.

(Expressed in thousands of United States Dollars)

	Year Ended December 31,
	2015	2014	2013	2012		2011
EARNINGS
Partnership’s net income/(loss)	55,410	44,012	99,481	(21,189)		87,120
Interest Expense(1)	18,882	18,076	15,338	26,095		32,970
Amortization of finance cost	974	821	451	481		618
Total Earnings	75,266	62,909	115,270	5,387		120,708
FIXED CHARGES
Interest Expense(1)	18,882	18,076	15,338	26,095		32,970
Amortization of finance cost	974	821	451	481		618
Total Fixed Charges	19,856	18,897	15,789	26,576		33,588
Preferred dividend declared	11,334	14,042	18,805	10,809		—
Total Fixed Charges and Preferred Dividends	31,190	32,939	34,594	37,385		33,588
Ratio of Earnings to Fixed Charges	3.8x	3.3x	7.3x	0.2x	(2)	3.6x
Ratio of Earnings to Fixed Charges and Preferred Dividends	2.4x	1.9x	3.3x	0.1x	(2)	3.6x

(1)	Interest expense consists of interest costs incurred under our $370.0 million, $350.0 million, $25.0 million, and $225.0 million credit facilities, interest costs associated with our swap agreements until their expiration in March 2013, as well as commitment and annual loan fees.
(2)	For the year ended December 31, 2012, earnings were inadequate to cover total fixed charges by approximately $21.2 million and the sum of total fixed charges and preferred dividends by approximately $32.0 million.

DESCRIPTION OF THE COMMON UNITS

The Units

The common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under CPLP’s limited partnership agreement (as amended, the “Partnership Agreement”).

For a description of the rights and privileges of holders of common units in and to partnership distributions, please read “How We Make Cash Distributions” in the prospectus included in our registration statement on Form F-1 filed with the SEC on March 19, 2007 as well as the section “Cash Distributions” beginning on page 18 of this prospectus. For a description of the rights and privileges of limited partners under the Partnership Agreement, please refer to “The Partnership Agreement” in the prospectus included in our registration statement on Form F-1 filed with the SEC on March 19, 2007, our current reports on From 6-K filed on September 30, 2011, May 23, 2012, March 21, 2013 and August 26, 2014, as well as the Partnership Agreement.

Transfer Agent and Registrar

Duties

Computershare will serve as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by common unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If a successor has not been appointed or has not accepted its appointment within 30 days after notice of the resignation or removal, our general partner may, at the direction of our board of directors, act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with the Partnership Agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by the Partnership Agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, the Partnership Agreement; and

•	gives the consents and approvals contained in the Partnership Agreement, such as the approval of all transactions and agreements we are entering into in connection with our formation and this offering.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

CASH DISTRIBUTIONS

Rationale for Our Cash Distribution Policy

Our cash distribution policy reflects a basic judgment that our unitholders will be better served by our distributing our cash available (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves and subject to prior distribution rights of other security holders) rather than retaining it. Because we believe we will generally finance any expansion capital expenditures from external financing sources, we believe that our investors are best served by our distributing all of our available cash. Our cash distribution policy is consistent with the terms of the Partnership Agreement, which requires that we distribute all of our available cash quarterly (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves and subject to prior distribution rights of other security holders).

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that unitholders will receive quarterly distributions from us. In particular, you should carefully consider the relevant risks included in the section entitled “Risk Factors” beginning on page 9. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

•	Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our Partnership Agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our board of directors to establish reserves and other limitations.

•	While our Partnership Agreement requires us to distribute all of our available cash, our Partnership Agreement, including provisions requiring us to make cash distributions contained therein, may be amended. The Partnership Agreement can be amended in certain circumstances with the approval of a majority of the outstanding common units (including in certain circumstances described in our Partnership Agreement with the holders of Class B Units voting on an as-converted basis). As of December 31, 2015, the Marinakis family, including Evangelos M. Marinakis, may be deemed to beneficially own on a fully converted basis a 16.4% interest and on a non-fully converted basis a 18.1% interest in us through its beneficial ownership of common units and Class B Units through, amongst others, Capital Maritime.

•	Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our Partnership Agreement and the establishment of any reserves for the prudent conduct of our business.

•	Under Section 51 of the Marshall Islands Limited Partnership Act, we may not make a distribution if the distribution would cause our liabilities (other than liabilities to partners on account of their partnership interest and liabilities for which the recourse of creditors is limited to specified property of ours) to exceed the fair value of our assets, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in our assets only to the extent that the fair value of that property exceeds that liability.

•	Our common units are subject to the prior distribution rights of any holders of our preferred units then outstanding. As of the date of this prospectus, there were 12,983,333 Class B Units issued and outstanding. Under the terms of our Partnership Agreement, we are prohibited from declaring and paying distributions on our common units until we declare and pay (or set aside for payment) full distributions on the Class B Units. Furthermore, pursuant to the terms of the Third Amendment to our Partnership Agreement, dated as of March 19, 2013, an upward adjustment to the distribution rate for the Class B Units occurs in the event the distribution rate on our common units is increased.

•

We may lack sufficient cash to pay distributions on our common units due to decreases in net revenues or increases in operating expenses, principal and interest payments on outstanding debt, tax expenses, working capital requirements, maintenance and replacement capital expenditures, anticipated cash needs or the payment of distributions on the Class B Units, which our Partnership Agreement requires us to pay prior to distributions on our common units.

•	Our distribution policy will be affected by restrictions on distributions under our credit facilities which contain material financial tests and covenants that must be satisfied. Should we be unable to satisfy the terms, covenants and restrictions included in our credit facilities or if we are otherwise in default under the credit agreements, our ability to make cash distributions to our unitholders, notwithstanding our stated cash distribution policy, would be materially adversely affected.

•	If we make distributions out of capital surplus, as opposed to operating surplus, such distributions will constitute a return of capital and will result in a reduction in the quarterly distribution and the target distribution levels. We do not anticipate that we will make any distributions from capital surplus.

•	If the ability of our subsidiaries to make any distribution to us is restricted by, among other things, the provisions of existing and future indebtedness, applicable partnership and limited liability company laws or any other laws and regulations, our ability to make distributions to our unitholders may be restricted.

Quarterly Distributions

Our common unitholders are entitled under our partnership agreement to receive a quarterly distribution to the extent we have sufficient cash on hand to pay the distribution after we establish cash reserves, pay fees and expenses and make distributions to Class B unitholders, which our partnership agreement requires us to pay prior to distributions on our common units. Although we intend to continue to make strategic acquisitions and to take advantage of our unique relationship with Capital Maritime in a prudent manner that is accretive to our unitholders and to long-term distribution growth, there is no guarantee that we will pay a quarterly distribution on the common units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement and other factors. We will be prohibited from making any distributions to unitholders if it would cause an event of default, or if an event of default exists, under the terms of our credit facilities.

We have generally declared distributions on our common units in January, April, July and October of each year and paid those distributions in the subsequent month. In January 2010, we introduced an annual distribution guidance of $0.90 per unit per annum, which was revised in July 2010 upwards to $0.93 per unit per annum, or $0.2325 per quarter. Between April 2015 and October 2015, we increased our quarterly distribution by $0.002 every quarter to $0.2385 for the third quarter of 2015. Our board of directors chose to maintain the distribution level for the fourth quarter of 2015 at $0.2385, due to, among other factors, the severe pricing dislocation affecting master limited partnerships observed at the end of 2015 and at the beginning of 2016.

Incentive Distribution Rights

Incentive distribution rights (“IDRs”) represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus (as defined in our partnership agreement) after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the IDRs, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement. Except for transfers of IDRs to an affiliate or another entity as part of our general partner’s merger or consolidation with or into, or sale of substantially all of its assets to such entity, the approval of a majority of our common units and Class B Units, considered together as a single class (excluding common units held by our general partner and its affiliates), is required for a transfer of the IDRs to a third party prior to March 31, 2017. Any transfer by our general partner of the IDRs would not change the percentage allocations of quarterly distributions with respect to such rights. The target amounts for our IDRs were reset pursuant to the Fourth Amendment to the Partnership Agreement to the amounts set forth in the table below.

Percentage Allocations of Available Cash From Operating Surplus

The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders and our general partner up to the various target distribution levels. The percentage allocations in the table are subject to the distribution rights of the holders of our Class B Units. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders and our general partner in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount”, until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our general partner assume that our general partner maintains a 2% general partner interest and assume our general partner has not transferred the IDRs.

		Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Unitholders	General Partner
Minimum Quarterly Distribution	$0.2325	98%	2%

First Target Distribution	up to $0.2425(1)	98%	2%

Second Target Distribution	above $0.2425(1) up to $0.2675	85%	15%

Third Target Distribution	above $0.2675 up to $0.2925	75%	25%

Thereafter	above $0.2925	65%	35%

(1)	As disclosed on our Current Report on Form 6-K furnished on August 26, 2014, Capital Maritime unilaterally notified the Partnership that it decided to waive its rights to receive quarterly incentive distributions between $0.2425 and $0.25. Capital Maritime waived these rights after discussion with, and with the unanimous support of, the conflicts committee of our board of directors. This waiver effectively increases the First Target Distribution and the lower bound of the Second Target Distribution (as referenced in the table above) from $0.2425 to $0.25.

DESCRIPTION OF PREFERRED UNITS

Our partnership agreement authorizes our board of directors to establish one or more series of preferred units and to determine, with respect to any series of preferred units, the preferences, powers, duties, terms and rights of that series, including but not limited to:

•	the designation of the series;

•	the number of units in the series, which our board of directors may, except where otherwise provided in the preferred unit designation, increase or decrease, but not below the number of units then outstanding;

•	the terms and conditions upon which each preferred unit in such series will be issued, evidenced, and assigned or transferred;

•	whether distributions, if any, will be cumulative or non-cumulative and the distribution rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for units of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of units of the series;

•	the amounts payable on units of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the units of the series will be convertible or exchangeable into units of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates as of which the units will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange, as applicable, may be made;

•	restrictions on the issuance of units of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

To date, we have issued 24,655,554 Class B units, which are convertible on a one-for-one basis into common units under certain circumstances. As of December 31, 2015, as a result of conversions, 12,983,333 Class B Units remained outstanding. Our Class B units were sold in transactions exempt from registration under the U.S. Securities Act of 1933, as amended.

The material terms of any series of preferred units that we may offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue in the form of one or more series of debt securities. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. The following summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture and its associated documents, including the definitions of certain terms, and, with respect to any particular debt security, to the description of the terms of such debt securities that will be included in the applicable prospectus supplement.

General

The debt securities will be issued under an indenture, to be entered into between us and a trustee to be named in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will provide that debt securities may be issued from time to time in one or more series, without limitation as to the aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any particular series. Specific issuances of debt securities may also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any corporate body required by applicable law. The particular terms of each series, or of debt securities forming part of a series, will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series.

We may issue debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

The debt securities may be convertible into common units or other securities if specified in the applicable prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of such debt securities;

•	any limit on the aggregate principal amount of such debt securities or the series of which they are a part (including any provision for the future offering of additional debt securities of such series beyond any such limit);

•	whether the debt securities will be issued in registered or bearer form;

•	the date or dates on which the debt securities of the series will mature, if any, and any other date or dates on which we will pay the principal of the debt securities of the series, if any;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities may be, at our option, redeemed or repurchased, in whole or in part, and the other material terms and provisions applicable to our redemption or repurchase rights;

•	the obligation, if any, we may have to redeem or repurchase any such debt securities, including at the option of the holder, the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation;

•	whether the debt securities will be convertible into, or exchangeable for, common units or other securities, or subordinated in right of payment to senior debt;

•	whether the debt securities will be our secured or unsecured obligations;

•	if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

•	if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Covenant Defeasance—Defeasance and Discharge”;

•	if applicable, a discussion of material United States federal and Marshall Islands income tax, accounting or other considerations applicable to the debt securities;

•	if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities,” the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities”;

•	the securities clearance system(s) for the debt securities;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange and, if so, which one.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a discount below their principal amount. Certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. Moreover, certain special U.S. federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than the U.S. dollar may be described in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in the applicable prospectus supplement or indenture, the governing law of the indenture relating to the debt securities shall be the law of the State of New York.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000 and in global registered form. You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the applicable trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold.

Ranking

Unless otherwise provided in a prospectus supplement relating to any debt securities, our debt securities will not be secured by any of our assets or properties. As a result, the securities will effectively be subordinated to our secured indebtedness, if any, and indebtedness preferred by law.

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations. If they are not subordinated, in the event of bankruptcy or liquidation proceeding against us, they will rank equally with all our other unsecured and unsubordinated indebtedness, except for indebtedness having priority by operation of law.

Restrictive Covenants

Restrictive covenants, if any, with respect to any of our debt securities may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the Events of Default or covenants of ours contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulas used to determine the applicable redemption price. It may also specify one or more redemption periods during which the redemption price or prices relating to the redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or in the trustee’s discretion, pro-rata.

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at our option on the specified repayment date at the specified repayment price, together with interest accrued and any additional amounts to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described under the heading “—Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, we shall have the option (but not the obligation) to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due up to, but not including, the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Payment of Additional Amounts

All payments in respect of debt securities by any person on behalf of CPLP or any successor thereto (each, a “Payor”), shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of (1) the Republic of the Marshall Islands or any political subdivision or governmental authority thereof or therein having power to tax; and (2) any other jurisdiction in which the Payor is organized, tax resident or engaged in business, or any political subdivision or governmental authority thereof or therein having the power to tax (any such authority, a “Taxing Authority”), unless the withholding or deduction of the Taxes is required by law. In the event that we are required to withhold or deduct any amount for or on account of such Taxes from any payment made under or with respect to any debt securities, we will except in the circumstances set forth below pay such additional amounts so that the net amount received by each holder of debt securities, including the additional amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. We refer to the amounts that we are required to pay to preserve the net amount receivable by the holders of debt securities as “Additional Amounts.”

Our obligation to pay Additional Amounts is, however, subject to several important exceptions. Additional Amounts will not be payable with respect to a payment made to a holder of debt securities to the extent:

•	that any such Taxes would not have been so imposed but for the existence of any current or former connection between such holder and the jurisdiction of the Taxing Authority imposing such Taxes, other than the mere receipt of such payment, acquisition, ownership or disposition of such debt securities or the exercise or enforcement of rights under the debt securities or the indenture;

•	that any such Taxes are imposed on or measured by net income of the beneficiary or holder or his net wealth or similar;

•	of any such Taxes required to be withheld by any paying agent from any payment of principal or of interest on the debt securities, if such payment can be made without withholding by any other paying agent and we duly provide for such other paying agent;

•	of any estate, inheritance, gift, sales, transfer, or personal property Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•	that any such Taxes are payable other than by deduction or withholding from payments on the debt securities;

•	that any such Taxes would not have been imposed but for the presentation of the debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•	that such holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence, residence or other similar claim for exemption or to provide a certificate, if:

(1) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes; and

(2) at least 60 days prior to the first payment date with respect to which we shall apply this condition, we shall have notified all holders of the debt securities in writing that they shall be required to provide such declaration or claim; and

•	of any combination of the above conditions.

Such Additional Amounts also will not be payable where, had the beneficial owner of the debt securities been the holder of such debt securities, it would not have been entitled to payment of Additional Amounts by reason of the conditions set forth above. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

Notwithstanding any other provision in the indenture, any amounts to be paid on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to, or made for or on account of, Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

We will also:

•	withhold or deduct the Taxes as required;

•	remit the full amount of Taxes deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws;

•	use our reasonable efforts to obtain from each Taxing Authority imposing such Taxes copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

•	upon request, and to the extent reasonably practicable, make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, copies of tax receipts evidencing such payment by us or if, notwithstanding our efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities is due and payable, if we will be obligated to pay Additional Amounts with respect to such payment, we will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the debt securities on the payment date.

In addition, we will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the Marshall Islands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities if and to the extent any such creation, issue, offering, enforcement, redemption or retirement was required pursuant to applicable law or ordered by a court or Taxing Authority.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which any successor to us is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the indenture, the debt securities, in this “Description of Debt Securities” or in the applicable prospectus supplement there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any note, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

In the event that Additional Amounts actually paid with respect to the debt securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of Taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the Taxing Authority imposing such Taxes, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Defeasance and Covenant Defeasance

We may, to the extent indicated in the applicable prospectus supplement, elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance and discharge, we will be discharged from all our payment and other obligations, and the provisions relating to subordination, if any, will cease to be effective, with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on their respective stated maturities. Such defeasance may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Defeasance of Certain Covenants. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance of certain restrictive covenants in the indenture, we may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain events of default as specified in the applicable prospectus supplement, will be deemed not to be or result in an event of default and the provisions relating to subordination, if any, will cease to be effective, in each case with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities. Such defeasance or discharge may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay principal of or any premium on any debt securities of such series when due, continued for 30 days;

•	failure to pay any interest on any debt securities of such series when due, continued for 30 days;

•

failure to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture;

•	failure to pay when due (subject to any applicable grace period) any principal in an amount exceeding $50 million under an agreement evidencing indebtedness for money we borrowed, or acceleration of any indebtedness for money we borrowed having an aggregate principal amount outstanding of at least $50 million, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 30 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

The applicable prospectus supplement will describe any additional events of default.

If an event of default (other than an event of default related to certain events in bankruptcy, insolvency or reorganization) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately. If an event of default related to certain events in bankruptcy, insolvency or reorganization with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of such series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. The indenture provides that if a default occurs with respect to debt securities of any series, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

An event of default under any of our other outstanding or future debt instruments or guarantees shall not constitute an event of default under the terms of the indenture and the debt securities described in this prospectus.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding aggregate principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Modification and Waiver—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•	For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance—Defeasance and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Notices

Notices to be given to direct holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to direct holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Further Issues

We may from time to time, without notice to or the consent of the holders of debt securities previously offered under this prospectus, create and issue additional debt securities having the same terms as and ranking equally and ratably with the debt securities previously offered under this prospectus in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, those debt securities, provided that if such additional debt securities are not fungible with the applicable series of debt securities previously offered under this prospectus, such additional debt securities will have a separate CUSIP number.

Consent to Service of Process

The indenture will provide for the appointment of an authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or the debt securities offered under the indenture brought in any federal or state court in the Borough of Manhattan, City of New York, New York, United States and will identify such agent for service of process. In addition, we will irrevocably submit to the non-exclusive jurisdiction of such courts in any such legal action or proceeding.

Regarding the Trustee

We may appoint a trustee with whom we and/or some of our affiliates maintain banking relations in the ordinary course of business. If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of common units or certain debt securities that we may offer pursuant to this prospectus. In the case of debt securities, it only applies to U.S.-dollar denominated debt instruments that are not convertible into or exercisable or exchangeable for other securities, that pay interest at least annually at a single fixed or qualified floating rate, that have a term of not more than 30 years and that are not issued at a premium or with more than a de minimis amount of discount to their principal amount. The applicable prospectus supplement will discuss, as applicable, the material United States federal income tax consequences of acquiring, owning and disposing of any units or debt securities that are convertible into or exercisable or exchangeable for other securities, preferred units, and debt securities that may be subject to special United States federal income tax rules, including (without limitation), debt securities issued with original issue discount or with premium, debt securities denominated in, or linked to, non-U.S. dollar currencies, indexed debt securities and debt securities subject to the special rules for contingent payment debt instruments. To the extent this section consists of statements as to matters of tax law, this section is the opinion of Sullivan & Cromwell LLP, our United States counsel. This section applies to you only if you acquire your common units or debt securities in an offering or offerings contemplated by this prospectus and you hold your common units or debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more of common units,

•	a person that holds common units or debt securities as part of a straddle or a hedging or conversion transaction,

•	a person that purchases or sells common units or debt securities as part of a wash sale for tax purposes,

•	a U.S. expatriate, or

•	a U.S. Holder (as defined below) of common units or debt securities whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds common units or debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. If you are a partner in a partnership holding common units or debt securities, you should consult your tax advisors with regard to the United States federal income tax treatment of an investment in common units or debt securities.

For the purposes of this section, you are a “U.S. Holder” if you are a beneficial owner of common units or debt securities and you are:

•	an individual citizen or resident of the United States for United States federal income tax purposes,

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any U.S. state or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust which either (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

For the purposes of this section, a “Non-U.S. Holder” is a beneficial owner of common units or debt securities (other than a partnership) that is not a U.S. person for United States federal income tax purposes.

If you purchase debt securities at a price other than their offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

For a discussion of certain considerations relating to the United States federal income taxation our company, please see “Certain Considerations Relating to the United States Federal Income Taxation of CPLP.”

This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it only addresses United States federal income tax and does not address any non-income tax or any foreign, state or local tax consequences. You should consult your own tax advisors concerning the United States federal income tax consequences of the ownership of common units or debt securities in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

Tax Characterization of CPLP

We have elected to be taxed as a corporation for United States federal income tax purposes. As such, among other consequences, U.S. Holders of common units will, subject to the discussion of certain rules relating to passive foreign investment companies (“PFICs”) below (please see “Ownership and Disposition of Common Units—PFIC Status and Significant Tax Consequences”), generally not be directly subject to United States federal income tax on our income, but rather will be subject to United States federal income tax on distributions received from us and dispositions of common units, as described below. Additionally, our distributions to common unitholders will generally be reported on Internal Revenue Service (“IRS”) Form 1099-DIV.

Ownership and Disposition of Common Units

U.S. Holders of Common Units

Distributions

Subject to the discussion of the rules applicable to PFICs below, any distributions made by us with respect to the common units to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units on a dollar-for-dollar basis and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to the common units generally will be treated as “passive” income from sources outside the United States for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

Dividends paid on the common units to a U.S. Holder who is an individual, trust or estate (or a “U.S. Individual Holder”) will be treated as qualified dividend income that is taxable to such U.S. Individual Holder at preferential rates applicable to long-term capital gain provided that: (i) our common units are readily tradable on an established securities market in the United States (such as the Nasdaq Global Market on which our common units are traded); (ii) we are not a PFIC (which we do not believe we are, have been or will be, as discussed below); (iii) the U.S. Individual Holder has owned the common units for more than 60 days in the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such units) and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on the common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on the common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder. Special rules may apply to any “extraordinary dividend” paid by us. An extraordinary dividend is, generally, a dividend with respect to a unit if the amount of the dividend is equal to or in excess of 10 percent of a unitholder’s adjusted basis (or fair market value in certain circumstances) in such unit. If we pay an “extraordinary dividend” on the common units that is treated as “qualified dividend income”, then any loss derived by a U.S. Individual Holder from the sale or exchange of such units will be treated as long-term capital loss to the extent of the amount of such dividend.

Disposition of Common Units

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of common units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such units. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations. Long-term capital gain of a U.S. Individual Holder is generally subject to tax at preferential rates.

Non-U.S. Holders of Common Units

Distributions

Distributions paid to a Non-U.S. Holder in respect of common units will not be subject to United States federal income tax unless the distributions are “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States, and the distributions are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis. In such cases, the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder. “Effectively connected” distributions recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if the corporate Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Common Units

A Non-U.S. Holder will not be subject to United States federal income tax on gain recognized on the sale or other disposition of common units unless (i) the gain is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, or (ii) the Non-U.S. Holder is an individual, the Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the sale, and certain other conditions exist. “Effectively connected” gains recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if the corporate Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

PFIC Status and Significant Tax Consequences

Special and adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. entity taxed as a corporation and classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common units, either:

•	at least 75% of our gross income (including the gross income of our vessel owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by us (including the assets of our vessel owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business. Based on our current and projected methods of operation, we believe that we are not currently a PFIC, nor do we expect to become a PFIC. Although there is no legal authority directly on point, and we are not obtaining a ruling from the IRS on this issue, we will take the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time and spot chartering activities of our wholly owned subsidiaries constitutes services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels we or our subsidiaries own that are subject to time charters, should not constitute passive assets for purposes of determining whether we were a PFIC.

As noted above, there is, however, no direct legal authority under the PFIC rules addressing our method of operation. Moreover, in a case not specifically interpreting the PFIC rules, Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the Fifth Circuit held that the vessel time charters at issue generated predominantly rental income rather than services income. However, the court’s ruling was contrary to the position of the IRS that the time charter income should have been treated as services income. Additionally, the IRS later affirmed its position in Tidewater, adding further that the time charters at issue would be treated as giving rise to services income under the PFIC rules.

No assurance, however, can be given that the IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine we are or were a PFIC. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future, or that we can avoid PFIC status in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, (a “QEF election”). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such units owned by such holder will generally be treated as units in a PFIC even if we are not a PFIC in a subsequent year and, if the total value of all PFIC stock that such holder directly or indirectly owns exceeds certain thresholds, such holder must file IRS Form 8621 with the holder’s U.S. federal income tax return to report the holder’s ownership of our common units.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, (such U.S. Holder, an “Electing Holder”), the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed income. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common units and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by filing one copy of IRS Form 8621 with his U.S. federal income tax return and a second copy in accordance with the instructions to such form. If contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will attempt to provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our common units were treated as “marketable stock”, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common units at the end of the taxable year over such holder’s adjusted tax basis in the common units. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his common units would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders not making a timely QEF or mark-to-market election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year (such U.S. Holder, a “Non-Electing Holder”), would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of our common units. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•	the amount allocated to the current taxable year and any year prior to the year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common units. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units, such holder’s successor generally would not receive a step-up in tax basis with respect to such units.

Ownership and Disposition of Debt Securities

U.S. Holders of Debt Securities

Payments of Interest

A U.S. Holder will be taxed on interest on its debt securities as ordinary income at the time the U.S. Holder receives the interest or when the interest accrues, depending on the U.S. Holder’s method of accounting for tax purposes.

A U.S. Holder must include any tax withheld from an interest payment as ordinary income even if the U.S. Holder does not in fact receive the withheld portion. A U.S. Holder may be entitled to deduct or credit this tax, subject to applicable limits. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their situation. Interest paid by us on the debt securities is income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a U.S. Holder and will, depending on a U.S. Holder’s circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Purchase, Sale and Retirement of Debt Securities

A U.S. Holder’s tax basis in its debt securities generally will be the U.S. Holder’s cost. A U.S. Holder will generally recognize capital gain or loss on the sale or retirement of its debt securities equal to the difference between the amount the U.S. Holder realizes on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and the U.S. Holder’s tax basis in its debt securities. Capital gain of a U.S. Individual Holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Non-U.S. Holders of Debt Securities

Payments of Interest

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, interest on debt securities paid to a Non-U.S. Holder is exempt from United States federal income tax, including withholding tax, whether or not such Non-U.S. Holder is engaged in a trade or business in the United States, unless:

•	such Non-U.S. Holder is an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	such Non-U.S. Holder both

•	has an office or other fixed place of business in the United States to which the interest is attributable and

•	derives the interest in the active conduct of a banking, financing or similar business within the United States or is a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale and Retirement of Debt Securities

A Non-U.S. Holder of debt securities generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of debt securities unless:

•	the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States or

•	such Non-U.S. Holder is an individual, the Non-U.S. Holder is present in the United States for 183 or more days during the taxable year in which the gain is realized, and certain other conditions exist.

For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend and interest income and its net gains from the disposition of common units and debt securities, unless such dividend income, interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in common units or debt securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of common units and debt securities.

Backup Withholding and Information Reporting

If you are a U.S. Individual Holder, information reporting requirements, on IRS Form 1099, generally will apply to:

•	dividend and interest payments or other taxable distributions made to you within the United States and payments of principal on debt securities made to you within the United States, and

•	the payment of proceeds to you from the sale of common units or debt securities effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if you are a U.S. Individual Holder that fails to comply with applicable certification requirements or that is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-U.S. Holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and payments of principal and interest made to you outside the United States by us or another non-U.S. payor, and

•	other dividend payments and payments of principal and interest made within the United States and the payment of the proceeds from the sale of common units or debt securities effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of common units or debt securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common units or debt securities that is effected at a foreign office of a broker will be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if:

•	the broker has certain connections to the United States,

•	the proceeds or confirmation are sent to the United States, or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Certain Considerations Relating to the United States Federal Income Taxation of CPLP

Election to be Taxed as a Corporation

We have elected to be taxed as a corporation for U.S. federal income tax purposes. As a corporation, we may be subject to U.S. federal income tax on our income as discussed below.

Taxation of Operating Income

We expect that substantially all of our gross income will continue to be attributable to the transportation of crude oil and related oil products as well as dry cargo and containerized goods. For this purpose, gross income attributable to transportation (or “Transportation Income”) includes income derived from, or in connection with, the use (or hiring or leasing for use) of a vessel to transport cargo, or the performance of services directly related to the use of any vessel to transport cargo, and thus includes spot charter, time charter and bareboat charter income.

Transportation Income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States (or “U.S. Source International Transportation Income”) will be considered to be 50% derived from sources within the United States. Transportation Income attributable to transportation that both begins and ends in the United States (or “U.S. Source Domestic Transportation Income”) will be considered to be 100% derived from sources within the United States. Transportation Income attributable to transportation exclusively between non-U.S. destinations will be considered to be 100% derived from sources outside the United States. Transportation Income derived from sources outside the United States generally will not be subject to U.S. federal income tax.

Based on our current operations, we do not expect to have U.S. Source Domestic Transportation Income. However, certain of our activities give rise to U.S. Source International Transportation Income, and future expansion of our operations could result in an increase in the amount of U.S. Source International Transportation

Income, as well as give rise to U.S. Source Domestic Transportation Income, all of which could be subject to U.S. federal income taxation unless exempt from U.S. taxation under Section 883 of the Code (or the “Section 883 Exemption”), as discussed below.

The Section 883 Exemption

In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury regulations thereunder (the “Section 883 Regulations”), it will not be subject to the net basis and branch profits taxes or the 4% gross basis tax described below on its U.S. Source International Transportation Income. The Section 883 Exemption applies to U.S. Source International Transportation Income and other forms of related income, such as gain from the sale of a vessel. As discussed below, we believe that under our current ownership structure, the Section 883 Exemption will apply and that, accordingly, we will not be taxed on our U.S. Source International Transportation Income. The Section 883 Exemption does not apply to U.S. Source Domestic Transportation Income.

We will qualify for the Section 883 Exemption if, among other matters, we meet the following three requirements:

•	We are organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States (an “Equivalent Exemption”);

•	We satisfy the “Publicly Traded Test” (as described below); and

•	We meet certain substantiation, reporting and other requirements.

The Publicly Traded Test requires that the stock of a non-U.S. corporation be “primarily and regularly traded” on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations provide, in pertinent part, that equity interests in a non-U.S. corporation will be considered to be “primarily traded” on an established securities market in a given country if the number of units of each class of equity relied upon to meet the “regularly traded” test that are traded during any taxable year on all established securities markets in that country exceeds the number of units in each such class that are traded during that year on established securities markets in any other single country. Equity of a non-U.S. corporation will be considered to be “regularly traded” on an established securities market under the Section 883 Regulations if one or more classes of equity of the corporation that, in the aggregate, represent more than 50% of the total combined voting power and value of the non-U.S. corporation are listed on such market and certain trading volume requirements are met or deemed met as described below. For this purpose, if one or more “5% Unitholders” (i.e., a unitholder holding, actually or constructively, at least 5% of the vote and value of a class of equity) own in the aggregate 50% or more of the vote and value of a class of equity (the “Closely Held Block”), such class of equity will not be counted towards meeting the “primarily and regularly traded” test (the “Closely Held Block Exception”).

We are organized under the laws of the Republic of the Marshall Islands. The U.S. Treasury Department has recognized the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption. Consequently, our U.S. Source International Transportation Income (including, for this purpose, (i) any such income earned by our subsidiaries that have properly elected to be treated as partnerships or disregarded as entities separate from us for U.S. federal income tax purposes and (ii) any such income earned by subsidiaries that are corporations for U.S. federal income tax purposes, are organized in a jurisdiction that grants an Equivalent Exemption and whose outstanding stock is owned 50% or more by value by us) will be exempt from U.S. federal income taxation provided we meet the Publicly Traded Test. In addition, since our common units are only traded on the Nasdaq Global Market, which is considered to be an established securities market, our common units will be deemed to be “primarily traded” on an established securities market.

We believe we meet the trading volume requirements of the Section 883 Exemption, because the pertinent regulations provide that trading volume requirements will be deemed to be met with respect to a class of equity traded on an established securities market in the United States where, as will be the case for our common units, the units are regularly quoted by dealers who regularly and actively make offers, purchases and sales of such units to unrelated persons in the ordinary course of business. Additionally, the pertinent regulations also provide that a class of equity will be considered to be “regularly traded” on an established securities market if (i) such class of stock is listed on such market, (ii) such class of stock is traded on such market, other than in minimal quantities, on at least 60 days during the taxable year or one sixth of the days in a short taxable year, and (iii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year, or as appropriately adjusted in the case of a short taxable year. We believe that trading of our common units has satisfied these conditions in the past, and we expect that such conditions will continue to be satisfied. Finally, we believe that our common units represent more than 50% of our voting power and value and accordingly we believe that our units should be considered to be “regularly traded” on an established securities market.

These conclusions, however, are based upon legal authorities that do not expressly contemplate an organizational structure such as ours. In particular, although we have elected to be treated as a corporation for U.S. federal income tax purposes, for corporate law purposes, we are organized as a limited partnership under Marshall Islands law and our general partner is responsible for managing our business and affairs and has been granted certain veto rights over decisions of our board of directors. Accordingly, it is possible that the IRS could assert that our units do not meet the “regularly traded” test.

We expect that our units will not lose eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception, because our partnership agreement provides that the voting rights of any 5% Unitholders (other than our general partner and its affiliates, their transferees and persons who acquired such units with the approval of our board of directors) are limited to a 4.9% voting interest in us regardless of how many common units are held by that 5% Unitholder. (The voting rights of any such Unitholders in excess of 4.9% will be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote). If Capital Maritime and our general partner own 50% or more of our common units, they will provide the necessary documents to establish an exception to the application of the Closely Held Block Exception. This exception is available when shareholders residing in a jurisdiction granting an Equivalent Exemption and meeting certain other requirements own sufficient shares in the Closely Held Block to preclude shareholders who have not met such requirements from owning 50% or more of the outstanding class of equity relied upon to satisfy the Publicly Traded Test.

Thus, although the matter is not free from doubt, we believe that we will satisfy the Publicly Traded Test. Should any of the facts described above cease to be correct, our ability to satisfy the test will be compromised.

Taxation of Operating Income in the Absence of the Section 883 Exemption

If we earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income may be treated as effectively connected with the conduct of a trade or business in the United States (or “Effectively Connected Income”) if we have a fixed place of business in the United States and substantially all of our U.S. Source International Transportation Income is attributable to regularly scheduled transportation or, in the case of bareboat charter income, is attributable to a fixed place of business in the United States. Based on our current operations, none of our potential U.S. Source International Transportation Income is attributable to regularly scheduled transportation or is received pursuant to bareboat charters attributable to a fixed place of business in the United States. As a result, we do not anticipate that any of our U.S. Source International Transportation Income will be treated as Effectively Connected Income. However, there is no assurance that we will not earn income pursuant to regularly scheduled transportation or bareboat charters attributable to a fixed place of business in the United States in the future, which would result in such income being treated as Effectively Connected Income. In addition, any U.S. Source Domestic Transportation Income generally will be treated as Effectively Connected Income.

Any income we earn that is treated as Effectively Connected Income would be subject to U.S. federal corporate income tax (the highest statutory rate is currently 35%). In addition, a 30% branch profits tax imposed under Section 884 of the Code also would apply to such income, and a branch interest tax could be imposed on certain interest paid or deemed paid by us.

Taxation of Gain on the Sale of a Vessel

Provided we qualify for the Section 883 Exemption, gain from the sale of a vessel should be exempt from tax under Section 883. If, however, we do not qualify for the Section 883 Exemption, then such gain could be treated as effectively connected income (determined under rules different from those discussed above) and subject to the net income and branch profits tax regime described above.

The 4% Gross Basis Tax

If the Section 883 Exemption does not apply and the net basis tax does not apply, we would be subject to a 4% U.S. federal income tax on the U.S. source portion of our U.S. Source International Transportation Income, without the benefit of deductions.

NON-UNITED STATES TAX CONSEQUENCES

The following is the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and is based on and relates solely to the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands and are not citizens of the Republic of the Marshall Islands.

Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to the offerings of common units, preferred units and debt securities will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder or a debt security holder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our common units, preferred units or debt securities and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units, preferred units or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any accompanying prospectus supplement:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the U.S. Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the Nasdaq Global Market:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the U.S. Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Republic of the Marshall Islands as a limited partnership. Our general partner is formed under the laws of the Republic of the Marshall Islands as a limited liability company. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and the directors and officers of our general partner and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and the directors and officers of our general partner are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors, our general partner, our subsidiaries or the directors and officers of our general partner, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in The City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, to accept service of process on our behalf in any such action.

Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of the Marshall Islands would (1) recognize or enforce against us, our directors, our general partner, our subsidiaries or our general partner’s directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our directors, our general partner, our subsidiaries or our general partner’s directors or officers in original actions brought in the Republic of the Marshall Islands, based on these laws.

VALIDITY OF SECURITIES

Unless otherwise stated in any prospectus supplement, the validity of the securities will be passed upon by Watson Farley & Williams LLP, as to matters of Marshall Islands law, and by Sullivan  & Cromwell LLP, as to matters of New York law.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from Capital Product Partners L.P. (“CPLP”) Annual Report on Form 20-F,and the effectiveness of CPLP’s internal control over financial reporting, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A. are located at Fragoklissias 3a & Granikou Str., GR 151 25, Maroussi, Athens, Greece.

EXPENSES

The following table sets forth the main costs and expenses, other than the underwriting discounts and commissions, in connection with this offering.

U.S. Securities and Exchange Commission registration fee	$50,350
Financial Industry Regulatory Authority filing fee	*
Nasdaq Global Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and expenses	*
Miscellaneous	*

Total	$50,350

*	Amounts to be provided in a prospectus supplement or furnished in a Current Report on Form 6-K subsequently incorporated by reference into this prospectus.

Common Units

Representing Limited Partner Interests

Having an Aggregate Offering Price of Up to $50,000,000

Capital Product Partners L.P.

UBS Investment Bank

September 12, 2016